As filed with the Securities and Exchange Commission on
                                  July 13, 2007

                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 2 TO FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        Cross Atlantic Commodities, Inc.
                 (Name of Small Business Issuer in its Charter)

           Nevada                         5150                   76-0768756
(State or other jurisdiction        (Primary Standard          I.R.S. Employer
    of incorporation or         Industrial Classification      Identification
       organization)                  Code Number)                 Number)

                          2800 Glades Circle, Suite 124
                              Weston, Florida 33327
                                 (754) 245-6453
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Michael Enemaerke
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                        Cross Atlantic Commodities, Inc.
                              1282 Camellia Circle
                              Weston, Florida 33326
                                 (754) 245-6453
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                      PROPOSED         PROPOSED
TITLE OF EACH CLASS     AMOUNT         MAXIMUM          MAXIMUM       AMOUNT OF
OF SECURITIES TO BE      TO BE     OFFERING PRICE      AGGREGATE    REGISTRATION
REGISTERED            REGISTERED      PER SHARE     OFFERING PRICE      FEE(2)

Common Stock,
par value $.001
per share (1)         841,236(2)(3)     $.192           $161,517        $4.96

Total                 841,236                           $161,517        $4.96

(1)Represents 841,236 shares of common stock issuable in connection with the conversion of promissory notes in accordance with the Securities Purchase Agreement dated December 27, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, respectively. The price of $0.192 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the Callable Secured Convertible Notes ($0.32 was the closing price on the date the transaction closed, December 27, 2006, less a 40% discount).

(2)The number of shares being registered for the conversion of the callable secured convertible notes is 841,236 representing approximately 1/3 of our 2,549,200 non-affiliate outstanding common shares issued and outstanding as of January 30, 2007.

(3) None of the 841,236 shares being registered are shares that have been, or will be, received as liquidated damages or conversion default payments.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED July __, 2007

================================================================================


                        CROSS ATLANTIC COMMODITIES, INC.

              841,236 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                     WITH THE CONVERSION OF PROMISSORY NOTES

This prospectus relates to the resale of up to 841,236 shares of our common stock issuable to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Selling Stockholders") in connection with the conversion of notes. The Selling Stockholders may sell their common stock from time to time at prevailing market prices.

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol "CXAC." The last reported sale price of our common stock on July 13, 2007 was $0.15.


We will receive no proceeds from the sale of the shares by the selling stockholders.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK and are subject to the "penny stock" rules. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2007




================================================================================

                                TABLE OF CONTENTS
                                                                        Page
Summary Information                                                       5
Risk Factors                                                             16
Use of Proceeds                                                          26
Penny Stock Considerations                                               26
Selling Stockholders                                                     26
Plan of Distribution                                                     29
Legal Proceedings                                                        31
Directors, Executive Officers, Promoters and Control Persons             31
Security Ownership of Certain Beneficial Owners and Management           33
Description of Securities                                                34
Interest of Named Experts and Counsel                                    35
Disclosure of Commission Position of Indemnification For
  Securities Act Liabilities                                             36
Description of Business                                                  36
Management's Discussion and Analysis or Plan of Operations               46
Description of Property                                                  52
Certain Relationships and Related Transactions                           52
Market for Common Equity and Related Stockholder Matters                 52
Executive Compensation                                                   53
Financial Statements                                                     55
Changes and Disagreements with Accountant on Accounting
  Disclosure                                                             56
Available Information                                                    56

                               SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors", and our Consolidated Financial Statements and the related Notes included in this prospectus before deciding to invest in our common stock. Except as otherwise required by the context, all references in this prospectus to "we", "us", "our", "CXAC", or "Company" refer to the consolidated operations of Cross Atlantic Commodities, Inc., a Nevada corporation, and its wholly owned subsidiaries.

Our Business

We import and deliver coffee and coffee related products to customers located in the United States, Europe and Asia. We were incorporated in Nevada on March 12, 1998 under the name Business Advantage 17, Inc. Our corporate charter was revoked on December 1, 2001 and reinstated on October 22, 2004. On October 22, 2004, the name of the corporation was changed to Cross Atlantic Commodities, Inc.

On October 14, 2004, we entered into an asset purchase agreement with Michael Enemaerke to acquire certain intangible property in exchange for the issuance of 8,950,000 common shares. Prior to the change of control in October 2004, we were a blank check company with no operations. From October 2004 through September 30, 2005, new management has been seeking financing and developing strategic alliances with coffee brokers, suppliers, etc. The coffee purchase made during this period was a test leading up to the point of our first contract shipment with Victoria Coffees in October 2005.

In the future, we intend to buy coffee based on a fixed differential to the coffee contract price listed at the Coffee, Sugar, and Cocoa Exchange in New York. We will try to protect against price fluctuation by selling our product immediately after purchase by buying a future delivery contract with the Coffee, Sugar, and Cocoa Exchange. Once the coffee contract is in place we will try to sell our coffee linked to the future at a price premium, through a private sale to a coffee broker or roaster. If the coffee is not sold privately we will make delivery against our coffee contract and sell the coffee to the exchange.

In November of 2006, we commenced operations for a new wholesale foods division. We will be producing our own brand name coffee and obtaining exclusive distribution contracts with manufactures outside the United States. In December 2006, we launched a retail coffee product under the company's own brand name "BlackWhiteCoffee". We are just beginning to market our product throughout the United States, presenting to all major retailers and distribution houses.

We have signed an exclusive distribution agreement for our Wholesale Food Division (WFD) with German Ice Cream producer Durigon Gelato GmbH in Bremen, Germany. Durigon is a producer of unique ice cream products sold at a competitive price throughout Europe. We are currently presenting the products mostly fit for the US market to three of the largest US retailers.

Our common stock is currently quoted on the OTCBB under the symbol "CXAC".

Our Contact Information

Our principal executive offices are located at 2800 Glades Circle, Suite 124 Weston, Florida 33327. We can be reached by calling (754) 245-6453. We invite you to visit our website at http://www.crossac.com for information about our company, products and services.

Going Concern

As reflected in Note 7 to the Financial Statements which accompany this prospectus, our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, we expect operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses and we may not have sufficient funds to grow our business in the future. We can give no assurance that we will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

To successfully grow the individual segments of the business, we must decrease our cash burn rate, improve our cash position and the revenue base of each segment, and succeed in our ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. We also depend on certain contractors and our executives, and the loss of any of those contractors or executives, may harm our business.

   We incurred net losses of $4,934,055 and $352,328 for the years ended December 31, 2006 and 2005, respectively, and have an accumulated deficit of $5,311,028 at December 31, 2006. As of December 31, 2006, we had total current assets of $769,744 and total current liabilities of $343,213 creating a working capital surplus of $426,531. The Company currently has approximately $750,357 in cash as of December 31, 2006. The Company may need generate or obtain additional capital to enable it to continue operations.

The Offering

Common Stock Offered by
Selling Stockholders:                       Up to 841,236 shares
                                            of common shares.
Common Stock to be Outstanding
After the Offering:                         Up to 21,390,436 shares.

Use of Proceeds:                            We will not receive any
                                            proceeds from the sale of
                                            the common stock.

OTCBB Symbol:                               CXAC

      DISCLOSURE REGARDING OUR RECENT FINANCING AND CONVERSION OF NOTES AND
                              EXERCISE OF WARRANTS

Terms of Financing Documents
----------------------------

Securities Purchase Agreement

         On December 27, 2006 (the "Issuance Date"), we entered into a Securities Purchase Agreement with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the "Investors"), whereby the Investors purchased an aggregate of (i) $1,000,000 in Callable Secured Convertible Notes (the "Notes") and (ii) warrants to purchase 15,000,000 shares of our common stock (the "Warrants"). The Investors will purchase the Notes and Warrants in two tranches as set forth below:

         1. At closing on December 27, 2006 ("Closing"), the Investors purchased Notes aggregating $600,000 and Warrants to purchase 15,000,000 shares of our common stock; and

         2. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $400,000.

         Under the Securities Purchase Agreement, we are obligated to pay all costs and expenses incurred by us in connection with the negotiation, preparation and delivery of the transaction documents, as well as the costs associated with registering the common shares underlying the Notes being offered in this Prospectus. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property, as well as demand registration rights.

         Future Capital Raising Limitations. The Company may not, without the prior written consent of a majority-in-interest of the Investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) involving the following:

         1. Issuance of common stock at a discount to the market price of such stock;

         2. Issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock; or

         3. Issuance of warrants during the "Lock-Up Period", beginning on the Closing Date and ending on the date the Registration Statement is declared effective.

         In addition, Investors have a right of first refusal of any future equity offerings (including debt with an equity component) for the period beginning on the Closing and ending eighteen (18) months after the end of the Lock-up Period (the "Right of First Refusal"). The Right of First Refusal provides each Investor an option to purchase its pro rata share of the securities being offered in the future offering on the same terms as contemplated by such Future Offering. For purposes of the Securities Purchase Agreement, discussions relating to financing of the construction of studio facilities with investment banks, commercial banks, investment groups, development partners or individual investors shall not be considered engaging in equity financing.

         Notwithstanding the above, such limitations shall not apply to any transaction involving:

       1. issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act);

         2. issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company; or

         3. the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any employment agreement, contract, Company stock option or restricted stock plan approved by the shareholders of the Company.

         Liquidated Damages. We are liable to pay liquidated damages in shares or cash, at our election, equal to 3% of the outstanding amount of the Notes per month plus accrued and unpaid interest if we breach any (i) covenant set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the Notes in the agreed upon manner, obtain written consent from the Investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of common shares or maintain the listing or quotation of our common shares on an exchange or automated quotation system; or
(ii) representation or warranty regarding the condition of our company set forth in the Securities Purchase Agreement.

Security Agreement and Intellectual Property Security Agreement

         In connection with the Securities Purchase Agreement and as security for the Notes, we executed a Security Agreement and an Intellectual Property Security Agreement granting the Investors a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of, and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

          o The occurrence of an event of default (as defined in the Notes and listed below) under the Notes;

          o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

          o The failure by us to observe or perform any of our obligations under the Security Agreement or Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the Investors; and

          o   Any breach of, or default under, the Warrants.

Warrants

         Exercise Terms and Limitation. We simultaneously issued to the Investors seven (7) year Warrants to purchase 15,000,000 shares of our common stock at an exercise price of $0.30. The Investors have contractually agreed to restrict their ability to exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock. This restriction may be waived with the written consent of holder hereof and the Company and the approval of a majority of shareholders of the Company.

         Cashless Exercise. If the shares of common stock underlying the Warrants are not registered, then the Investors are entitled to exercise the Warrants on a cashless basis without paying the exercise price in cash. In the event that the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

         Anti-Dilution. The Warrants' exercise price will be adjusted in certain circumstances such as if we issue common stock at a price below market price, except for any securities issued in connection with the Notes, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors' position.

Notes

         Interest, Maturity and Conversion. The Notes bear interest at 8% per annum, mature three (3) years from the issuance date, and are convertible into shares of our common stock at the applicable percentage of the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion, but not including the conversion date. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty (30) days of the closing, and (ii) 60% in the event that the Registration Statement is declared effective by the SEC.

         In the event of full conversion of the aggregate principal amount of the Notes of $1,000,000, we would have to register a total of 5,208,334 shares of common stock. This amount is calculated as follows:

         The aggregate principal amount of the Notes is $1,000,000. The estimated conversion price of the Notes is $.192. based on the following: $0.32 was the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading days prior to the Issuance Date ("Average Common Stock Price"), less a 40% discount. Thus, at a discounted price-per-share of $0.192, 5,208,334 shares of the Company's common stock would be issuable upon conversion of $1,000,000 into common shares of the Company ("Conversion Shares") and would be registered.

         There is no limit to the number of shares that we may be required to issue upon conversion of the Notes as it is dependent upon our share price, which varies from day to day. This could cause significant downward pressure on the price of our common stock. The following table shows the effect on the number of shares issuable upon full conversion, in the event the common stock price declines by 25%, 50% and 75% from the trading price on the Issuance Date.

                                                   Price Decreases By
                                                   ------------------
                             12/27/2006      25%          50%          75%
                             ----------      ---          ---          ---
Average Common Stock Price
 (as defined above)            $0.32        $0.24        $0.16        $0.08
Conversion Price               $0.192       $0.144       $0.096       $0.048
100% Conversion Shares       5,208,333    6,944,445   10,416,667   20,833,334

         Conversion Limitation. The Investors have contractually agreed to restrict their ability to convert the Notes and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of our common stock.

         Call Option. The Notes have a call option, which provides us with the right to prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.50 per share. Prepayments are to be made in cash equal to either (i) 120% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the Notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the Notes; and (iii) 140% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the Notes. To exercise this right, we must provide to the note holders prior written notice no less than 3 trading days before the exercise date.

         Partial Call Option. In the event that the average daily price of the common stock for each day of the month ending on any determination date is below $0.32 we have a partial call option which provides us with the right to prepay a portion of the outstanding principal amount of the Notes equal to 104 percent of the principal amount hereof divided by thirty-six (36) plus one month's interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

         Anti-Dilution. The Notes' conversion price will be adjusted in certain circumstances such as if we issue common stock at a price below market price, except for any securities issued in connection with the Notes, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors' position.

         Default.  An "Event of Default" occurs if we:

         o    Fail to pay the principal or interest when due;

         o Fail to issue shares of common stock upon receipt of a conversion notice;

         o Fail to file a registration statement within 30 days following the Closing or fail to have the registration statement effective 120 days following the Closing;

         o Breach any material covenant or other material term or condition in the Notes or the Securities Purchase Agreement;

         o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection with the financing transaction;

         o Fail to maintain the listing or quotation of our common stock on the OTCBB or an equivalent exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

         o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

         o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Investors;


         o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors; or

         o    Default under any Note issued pursuant to the Securities Purchase
              Agreement.

Value of Shares Underlying Notes
--------------------------------

         The market price for the Company's common stock on the Issuance Date was $0.32 per share based on the closing price that day. Using this market price per share, the maximum aggregate dollar value of the 841,236 common shares underlying the Notes that the Company has registered for resale is $269,195.52.

Fees and Payments Associated with Transaction
---------------------------------------------

The following table discloses the dollar amount of each payment (including the dollar value of any payments to be made in common stock) in connection with the financing transaction that the Company has paid, or may be required to pay to each Selling Stockholder, affiliate of a Selling Stockholder, or any person with whom a Selling Stockholder has a contractual relationship regarding the transaction. The table also reflects the potential net proceeds to the Company from the sale of the Notes and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of convertible notes. We intend to use all proceeds received in connection with the financing transaction for general corporate, business development and working capital purposes. For purposes of this table, we assumed that the aggregate of $1,000,000 in Notes were issued on December 27, 2006, even though the Investors are not obligated to pay to us the second tranche of $400,000 until this registration statement is declared effective by the SEC. For purposes of this table, we also assumed that the aggregate of $1,000,000 in Notes were issued in accordance with the percentages that each Investor paid to us in the first tranche of $600,000. There are no other persons with whom any Selling
Stockholder has a contractual relationship with regarding the transaction.

                                                                                                                    Net Proceeds
                    Structuring    Maximum                     Maximum                                     Net       to Company
                      and Due      Possible        Maximum     Possible      Maximum      Maximum       Proceeds    After Maximum
                     Diligence     Interest      Redemption   Liquidated   First Year     Possible         to         First Year
Investor              Fees(1)     Payments(2)    Premium(3)   Damages(4)   Payments(5)   Payments(6)   Company(7)    Payments(8)
------------        -----------   -----------   -----------   ----------   -----------   -----------   ----------   -------------
AJW Capital
 Partners, LLC          N/A       $ 11,145.50   $ 37,197.73   $ 2,789.84   $  8,784.17   $ 15,675.33    $  87,000    $ 78,215.83

AJW Offshore,
 Ltd.                   N/A       $ 76,609.28   $255,680.99   $19,176.07   $ 60,378.55   $107,745.35    $ 598,000    $537,621.45

AJW Qualified,
 LLC                    N/A       $ 38,817.07   $129,550.74   $ 9,716.30   $ 30,593.14   $ 54,593.38    $ 303,000    $272,406.86

New Millennium
 Capital
 Partners II, LLC       N/A       $  1,537.31   $  5,130.72   $   384.80   $  1,211.63   $  2,162.11    $  12,000    $ 10,788.37

The National
 Investment
 Resources, LLC       $20,000          N/A           N/A          N/A           N/A           N/A      ($  20,000)  ($ 20,000)

   Total              $20,000     $128,109.16   $427,560.18   $32,067.01   $100,967.47   $180,176.17    $ 980,000    $879,032.53
   -----

__________________

(1) Pursuant to the Securities Purchase Agreement, the Company paid to The National Investment Resources, LLC $20,000 in structuring and due diligence fees in connection with the transaction. The National Investment Resources, LLC is owner of AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

(2) Maximum amount of interest that can accrue assuming: (a) AJW Capital Partners, LLC Notes aggregate $87,000 or 8.7% of the $1,000,000 Notes, based on the 8.7% paid by AJW Capital Partners, LLC in the first tranche of $600,000; (b) AJW Offshore, Ltd. Notes aggregate $598,000 or 59.8% of the $1,000,000 Notes, based on the 59.8% paid by AJW Offshore, Ltd. in the first tranche of $600,000; (c) AJW Qualified, LLC Notes aggregate $303,000 or 30.3% of the $1,000,000 Notes, based on the 30.3% paid by AJW Qualified,

     LLC in the first tranche of $600,000; (d) New Millennium Capital Partners, II LLC Notes aggregate $12,000 or 1.2% of the $1,000,000 Notes, based on the 1.2% paid by New Millennium Capital Partners II, LLC in the first tranche of $600,000; (d) and also assuming all Investors' Notes were issued on December 27, 2006 and remain outstanding until the maturity date. Interest is payable quarterly provided that no interest shall be due and payable for any month in which the intraday trading price is greater than $0.40. The Company, at its option, may pay accrued interest in either cash or, in shares of its common stock.

(3) So long as no event of default or trading market prepayment event occurs, as defined within the note, and we have a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Notes, that any after the Issue and our Common Stock is trading at or below $.50 per share we have the right to redeem the full principal amount of the Notes prior to the maturity date by repaying the principal and accrued and unpaid interest plus a redemption premium of 40%. This represents the maximum redemption premium the Company would pay assuming we redeem all of the Notes twelve (12) months from December 27, 2006.

(4) Under the Stock Purchase Agreement, the maximum amount of liquidated damages that the Company may be required to pay for the twelve (12) months following the sale of all Notes is 3% of the outstanding principal and accrued and unpaid interest.

(5) Total maximum payments that the Company may be required to pay to the Selling Stockholders for the twelve (12) months following the sale of all Notes, which is comprised of $68,900.46 in total interest and $32,067.01 in total liquidated damages. If we redeemed the Notes one year from the Issuance Date, then the total payments would be $1,427,560.18.

(6) Total maximum payments payable by Company, includes structuring and due diligence fees of $20,000, maximum possible interest of $128,109.16 and maximum possible liquidated damages of $32,067.01. We also incurred $45,000 in legal fees for the transaction and filing of this registration statement, which would increase the possible maximum payments by Company to $225,176.17 and reduce the net proceeds to Company to $935,000. In addition, we were required to place in escrow $15,000 for the purchase of keyman insurance for our executives. We anticipate the premium to be less than $15,000 and the balance of money held in escrow to be returned to us after paying the initial premium. Assuming the initial premium is $15,000, would increase the possible maximum payments by Company to $205,176.17 and reduce the net proceeds to Company to $965,000.

(7) Total net proceeds to the Company assuming that the Company was not required to make any payments as described in footnotes 3, 4 and 5. We also incurred $45,000 in legal fees for the transaction and filing of this registration statement, and placed in escrow $15,000 for the purchase of keyman insurance for our executives, both of which would increase the possible maximum payments by Company to $225,176.17 and $205,176.17, respectively, and reduce the net proceeds to Company to $935,000 and $965,000, respectively.

(8) Total net proceeds to the Company assuming that the Company was required to make all possible interest and liquidated payments in the next twelve months as described in footnote 5 and structuring and due diligence fees of $20,000.

Total Possible Profit Selling Stockholders Could Realize
--------------------------------------------------------

Notes

The following table discloses the total possible profit Selling Stockholders could realize as a result of the conversion discount for the securities underlying the Notes. For purposes of this table, we assumed that the aggregate of $1,000,000 in Notes were issued on December 27, 2006, even though the Investors are not obligated to pay to us the second tranche of $400,000 until this registration statement is declared effective by the SEC.

                                                                        Total
                                                                       Possible
                          Shares        Combined         Total       Discount to
 Market    Conversion   Underlying    Market Price     Conversion       Market
Price(1)     Price(2)    Notes(3)     of Shares(4)      Price(5)       Price(6)
--------   ----------   ----------   -------------   -------------   -----------
  $0.32      $0.192      5,208,334   $1,666,666.88   $1,000,000.13   $666,666.75

__________________

(1) Market price per share of our common stock on the Issuance Date (December 27, 2006).

(2) The conversion price per share of our common stock underlying the Notes on the Issuance Date is calculated by the average of the lowest three
         (3) trading prices for our common shares during the twenty (20) trading days prior to the date the Notes were issued on December 27, 2006 ($0.32 was the average), less a 40% discount.

(3) Total number of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date. Since the conversion price of the Notes may fluctuate as market prices fluctuate, the actual number of shares that underlie the Notes will also fluctuate.

(4) Total market value of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date based on the market price on the Issuance Date.

(5) Total value of shares of common stock underlying the Notes assuming full conversion of the Notes as of the Issuance Date based on the conversion price.

(6) Discount to market price calculated by subtracting the total conversion price (result in footnote (5)) from the combined market price (result in footnote (4)).

Warrants

We also issued to Selling Stockholders seven year Warrants to purchase an aggregate of 15,000,000 shares of our common stock, exercisable on a cashless basis provided we are not in default of the Notes with the aggregate exercise price of $4,500,000 if exercised on a cashless basis. The following table discloses the total possible profit Selling Stockholders could realize as a result of the cashless exercise of the Warrants.

                          Shares       Combined      Total      Total Possible
 Market     Exercise    Underlying      Market      Exercise      Discount to
Price(1)    Price(2)    Warrants(5)    Price(6)     Price(7)    Market Price(8)
--------   ----------   -----------   ----------   ----------   ---------------
  $0.32     $0.30 (2)    15,000,000   $4,800,000   $4,500,000     $  300,000
  $0.32    $.1505 (3)    15,000,000   $4,800,000   $2,257,500     $2,542,500
  $0.32     $.001 (4)    15,000,000   $4,800,000   $   15,000     $4,785,000
__________________
(1) Market price per share of our common stock on the Issuance Date (December 27, 2006).

(2) The exercise price per share of our common stock underlying the Warrants is fixed at $0.30 except that the Warrants contain anti-dilution protections which in certain circumstances may result in a reduction to the exercise price. In this regard, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Market Price on the date of issuance (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, received by the Company upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after the Dilutive Issuance.

(3) The exercise price per share of our common stock underlying the Warrants is fixed at $0.30 except that the Warrants contain anti-dilution protections which in certain circumstances may result in a reduction to the exercise price. As such, the lowest exercise price is $.001 per share of our common stock or par value.

(4) The exercise price per share of our common stock underlying the Warrants is fixed at $0.30 except that the Warrants contain anti-dilution protections which in certain circumstances may result in a reduction to the exercise price. As such, the mid-point exercise price, or the middle point between the fixed exercise price described in footnote 2 and the lowest exercise price described in footnote 3 is $.1505 per share of our common stock.

(5) Total number of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date. Upon certain adjustments of the exercise price of the warrants, the number of shares underlying the warrants may also be adjusted such that the proceeds to be received by us would remain constant.

(6) Total market value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the market price of the common stock on the Issuance Date.

(7) Total value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the exercise price described in footnote 2.

(8) Discount to market price calculated by subtracting the total exercise price (result in footnote (5)) from the combined market price (result in footnote
     (4)). The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a gain to the Selling Stockholder. Since the current closing price of our common stock is more than the Warrants' exercise price, the Warrants are "in the money" and a profit would be realized as of June 27, 2007.

Combined Total Possible Profit Selling Stockholders Could Realize

The following table summarizes the potential proceeds available to the Company pursuant to the financing with the Investors and the Investors' return on investment. For purposes of this table, we assumed that the aggregate of $1,000,000 in Notes were issued on December 27, 2006, even though the Investors are not obligated to pay to us the second tranche of $400,000 until this registration statement is declared effective by the SEC, and that the Investors exercise all of the in-the-money Warrants, if any, on a cash basis.

                                                                         All
                                                                      Payments +
                                                                       Possible
                           Net Proceeds                     All        Profit /
                            to Company      Combined     Payments +      Net
  Gross        Maximum        After           Total       Possible     Proceeds
 Proceeds      Possible      Maximum        Possible      Profit /     Averaged
Payable to   Payments by    First Year     Profit to        Net         Over 3
Company(1)    Company(2)    Payments(3)   Investors(4)   Proceeds(5)   Years(6)
----------   -----------   ------------   ------------   -----------  ----------

$1,000,000   $180,176.17   $879,032.53    $ 966,666.75     130.47%      43.49%

__________________
(1)  Total amount of the Notes.

(2) Total maximum payments payable by Company, includes structuring and due diligence fees of $20,000, maximum possible interest of $128,109.16 and maximum possible liquidated damages of $32,067.01. We also incurred $45,000 in legal fees for the transaction and filing of this registration statement, which would increase the possible maximum payments by Company to $225,176.17 and reduce the net proceeds to Company after the maximum first year payments to $834,032.53. In addition, we were required to place in escrow $15,000 for the purchase of keyman insurance for our executives. We anticipate the premium to be less than $15,000 and the balance of money held in escrow to be returned to us after paying the initial premium. Assuming the initial premium is $15,000, would increase the possible maximum payments by Company to $205,176.17 and reduce the net proceeds to Company to $864,032.53. If we redeemed the Notes one year from the Issuance Date, then the total payments would be $1,427,560.18 as described as the Maximum Redemption Premium in footnote 3 of the "Fees and Payments Associated with Transaction" table.

(3) Total net proceeds to the Company assuming that the Company was required to make structuring and due diligence fees of $20,000 and all possible interest and liquidated payments in the next twelve months as described in footnote 8 of the "Fees and Payments Associated with Transaction" table. We also incurred $45,000 in legal fees for the transaction and filing of this registration statement, and placed in escrow $15,000 for the purchase of keyman insurance for our executives, both of which would increase the possible maximum payments by Company to $225,176.17 and $205,176.17, respectively, and reduce the net proceeds to Company after the maximum first year payments to $834,032.53 and $864,032.53, respectively. If we redeemed the Notes one year from the Issuance Date, then the total payments would be $1,427,560.18 as described as the Maximum Redemption Premium in footnote 3 of the "Fees and Payments Associated with Transaction" table.

(4) Total possible profit to the Investors is based on the aggregate discount to market price of the conversion of the Notes and cashless exercise of Warrants. The Notes' conversion price is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty
     (20) trading days prior to the date the Notes were issued on December 27, 2006 ($0.32 was the average), less a 40% discount. The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a gain to the Selling Stockholder. Since the current closing price of our common stock is more than the Warrants' exercise price, the Warrants are "in the money" and a profit would be realized as of June 27, 2007.

(5) Percentage equal to the maximum possible payments by us in the transaction ($180,176.17) plus total possible discount to the market price of the shares underlying the Notes ($666,666.75), plus profit from 15,000,000 warrants in the money as of June 27, 2007 ($300,000), divided by the net proceeds to the Company after the maximum first year payments resulting from the sale of the Notes ($879,032.53).

(6)  Calculated by dividing 130.47% (footnote 5) by 3.


Prior Securities Transactions with Selling Stockholders
-------------------------------------------------------

         We have not engaged in any prior securities transactions with the Selling Stockholders, any affiliates of the Selling Stockholders, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

Shares Outstanding Prior to the Transaction

         The following table discloses certain information comparing the number of shares outstanding prior to the transaction, number of shares registered by the Selling Stockholders, or their affiliates, in prior registration statements (along with that number still held and number sold pursuant to such prior registration statement) and the number of shares registered for resale in this Registration Statement relating to the financing transaction.

Number of shares outstanding prior to convertible note transaction held by persons other than the Selling Stockholders, affiliates of
the Company and affiliates of the Selling Stockholders.                2,549,200

Number of shares registered for resale by Selling Stockholders or
affiliates in prior registration statements.                               0

Number of shares registered for resale by Selling Stockholders or affiliates of Selling Stockholders that continue to be held by
Selling Stockholders or affiliates of Selling Stockholders.                0

Number of shares sold in registered resale by Selling Stockholders
or affiliates of Selling Stockholders.                                     0


Number of shares registered for resale on behalf of Selling
Stockholders or affiliates of Selling Stockholders in current
transaction.                                                             841,236


Repayment, Shorting and Prior Transactions with Selling Stockholders
--------------------------------------------------------------------

         The Company intends to repay the overlying securities and believes that it will have the financial ability to make all payments on the Notes when they become due and payable. To the best of our knowledge, and based on information obtained from the Selling Stockholders, none of the selling shareholders have an existing short position in the Company's common stock.

         Other than its issuance and sale of the Notes and the Warrants to the Selling Stockholders, the Company has not in the past three (3) years engaged in any securities transaction with any of the Selling Stockholders, any affiliates of the Selling Stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons). In addition, other than in connection with the contractual obligations set forth in the transaction documents filed as Exhibits to our Form 8-K filed December 29, 2006 including the (i) the Securities Purchase Agreement, (ii) the Notes and the Warrants and (iii) the Security Agreement, (iv) the Intellectual Property Security Agreement, the Company does not have any agreements or arrangements with the Selling Stockholders with respect to the performance of any current or future obligations.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. Each of the following risks could materially adversely affect our business, financial condition and results of operations, which could cause the price of our shares to decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Associated with Our Operations

WE HAVE NO OPERATING HISTORY AS A COFFEE IMPORTING AND DELIVERING COMPANY IN WHICH TO EVALUATE OUR BUSINESS.

We were incorporated in Nevada on March 12, 1998 under the name Business Advantage 17, Inc. Our corporate charter was revoked on December 1, 2001 and reinstated on October 22, 2004. On October 22, 2004, the name of the corporation was changed to Cross Atlantic Commodities, Inc. and our business model became to import and deliver coffee and coffee related products to customers located in the United States, Europe and Asia. We have been unable to fully implement this new business model because of financing constraints. To date, we have limited revenue and operating history upon which an evaluation of our future success or failure can be made. Current company assets may not be suitable for development of our business plan. No assurances of any nature can be made to investors that the company will be profitable. There can be no assurances that our management will be successful in managing the Company as an import and deliver coffee and coffee related products company.

WE HAVE INCURRED SIGNIFICANT AND CONTINUING LOSSES AND MAY NOT BE ABLE TO GENERATE REVENUES TO SUSTAIN OUR OPERATIONS.

We have experienced significant operating losses since our inception on March 12, 1998. We have incurred net losses of $4,934,055 and $352,328 for the years ended December 31, 2006 and 2005, respectively, and have an accumulated deficit of $5,311,028 at December 31, 2006, which related to our previous activities as a business development organization, and start-up expenses related to our business in coffee products.

We will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with the commencement of income-generating activities (including, but not limited to, salaries of executive, marketing and other personnel). We expect to incur additional losses until such time as we are able to fully implement our new business model and generate sufficient revenues to finance our operations and the costs of expansion. There can be no assurance that the Company will be able to generate such revenues and operate profitably.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD CAUSE US TO CEASE OUR BUSINESS OPERATIONS.

Even with the proceeds from this offering, we will need to raise additional funds through public or private debt or sale of equity to achieve our new business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

Our ability to grow our company through acquisitions, business combinations and joint ventures, to maintain and expand our development, import and delivery of coffee products and to fund our operating expenses will depend upon our ability to obtain funds through equity financing, debt financing (including credit facilities) or revenues generated from the implementation of our business. Our new business plan requires a substantial investment of capital. However, at this time, we can not determine the amount of additional funding necessary to implement such plan. We intend to assess such amount at the time we begin fully implementing our business plan. Any of the foregoing could have a material adverse effect on our business, results of operations or financial condition.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR THE FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING.

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the fiscal years ended December 31, 2006 and 2005, which states that the financial statements raise substantial doubt as to our ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We will have to raise additional funds to meet our current obligations and to cover operating expenses through the year ending December 31, 2007. If we are not successful in raising additional capital we may not be able to continue as a going concern.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF OUR EXECUTIVE OFFICERS, MICHAEL ENEMAERKE AND KIM BECK-NIELSEN, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL PERSONNEL AND EMPLOYEES WITH EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of our executive officers, Michael Enemaerke, President and Chief Executive Officer, and Kim Beck-Nielsen, Chief Financial Officer. Loss of the services of any of our executive officers could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the lives of our executive officers.

In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting highly skilled employees. A lthough we expect to find qualified candidates to fill these positions, competition is intense and they may be unwilling to work for us under acceptable terms. This could delay or impair our ability to successfully implement our business model. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MICHAEL ENEMAERKE, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND KIM BECK-NIELSEN, CHIEF FINANCIAL OFFICER COLLECTIVELY OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

Michael Enemaerke, President and Chief Executive Officer, is the beneficial owner of 43.87% of our issued and outstanding common shares, and Kim Beck-Nielsen, Chief Financial Officer is the beneficial owner of 43.87% of our issued and outstanding common shares. In the aggregate, Mr. Enemaerke and Ms. Beck-Nielsen are entitled to cast 17,900,000 or 87.74% of the votes in any vote by our stockholders. Thus, Mr. Enemaerke and Ms. Beck-Nielsen will have the ability to control substantially all matters submitted to our stockholders for approval, including:

   -  election of our board of directors;
   -  removal of any of our directors;
   -  amendment of our certificate of incorporation or bylaws; and
   - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and position as directors and executive officers, Mr. Enemaerke and Ms. Beck-Nielsen are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

IT IS LIKELY THAT ADDITIONAL SHARES OF OUR STOCK WILL BE ISSUED IN THE NORMAL COURSE OF OUR BUSINESS DEVELOPMENT, WHICH WILL RESULT IN A DILUTIVE AFFECT ON OUR EXISTING SHAREHOLDERS.

We will issue additional stock as required to raise additional working capital in order to secure intellectual properties, undertake company acquisitions, recruit and retain an effective management team, compensate our officers and directors, engage industry consultants and for other business development activities.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE.

We expect our business and number of employees to grow over the next year. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth over the next 12 months. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

IF WE ACQUIRE OR INVEST IN OTHER BUSINESSES, WE WILL FACE CERTAIN RISKS INHERENT IN SUCH TRANSACTIONS.

We may acquire, make investments in, or enter into strategic alliances or joint ventures with, companies engaged in businesses that are similar or complementary to ours. If we make such acquisitions or investments or enter into strategic alliances, we will face certain risks inherent in such transactions. For example, we could face difficulties in managing and integrating newly acquired operations. Additionally, such transactions would divert management resources and may result in the loss of employees. We cannot assure you that if we make any future acquisitions, investments, strategic alliances or joint ventures that they will be completed in a timely manner, that they will be structured or financed in a way that will enhance our creditworthiness or that they will meet our strategic objectives or otherwise be successful. Failure to effectively manage any of these transactions could result in material increases in costs or reductions in expected revenues, or both.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling a penny stock to the purchaser;
   -  Receive the purchaser's written consent to the transaction; and
   -  Provide certain written disclosures to the purchaser.

RISKS ASSOCIATED WITH THE COFFEE INDUSTRY

Because our business is highly dependent upon a single commodity, coffee, any decrease in demand for coffee could materially adversely affect our revenues and profitability.

Our business is centered on essentially one commodity, coffee. Our operations are primarily focused on the sale of wholesale coffee.

Demand for our products is affected by:

   -  consumer tastes and preferences;
   -  national, regional and local economic conditions;
   -  demographic trends; and
   -  the type, number and location of competing products.

Because we rely on a single commodity, any decrease in demand for coffee would harm our business more than if we had more diversified product offerings and could materially adversely affect our revenues and operating results.

IF OUR HEDGING POLICY IS NOT EFFECTIVE, WE MAY NOT BE ABLE TO CONTROL OUR COFFEE COSTS, WE MAY BE FORCED TO PAY GREATER THAN MARKET VALUE FOR COFFEE AND OUR PROFITABILITY MAY BE REDUCED.

The supply and price of coffee beans are subject to volatility and are influenced by numerous factors that are beyond our control. We intend to use short-term coffee futures and options contracts for the purpose of hedging the effects of changing coffee prices.

Although the use of hedging may enable us to mitigate the effect of changing prices, no strategy is effective to eliminate the pricing risks and we generally remain exposed to loss on futures contracts when prices decline significantly in a short period of time, and we generally remain exposed to supply risk in the event of non-performance by the counter-parties to any futures contracts. Our hedging strategy and the hedges that we enter into may not adequately offset the risks of coffee bean price volatility and our hedges may result in losses.

Failure to properly design and implement an effective hedging strategy may materially adversely affect our business and operating results. In this case, our cost of sales may increase, resulting in a decrease in profitability.

SINCE WE RELY HEAVILY ON COMMON CARRIERS TO SHIP OUR COFFEE ON A DAILY BASIS, ANY DISRUPTION IN THEIR SERVICES OR INCREASE IN SHIPPING COSTS COULD ADVERSELY AFFECT OUR RELATIONSHIP WITH OUR CUSTOMERS, WHICH COULD RESULT IN REDUCED REVENUES, INCREASED OPERATING EXPENSES, A LOSS OF CUSTOMERS OR REDUCED PROFITABILITY.

We rely on a number of common carriers to deliver coffee to our customers and to deliver coffee beans to us. We have no control over these common carriers and the services provided by them may be interrupted as a result of labor shortages, contract disputes and other factors. If we experience an interruption in these services, we may be unable to ship our coffee in a timely manner, which could reduce our revenues and adversely affect our relationship with our customers. In addition, a delay in shipping could require us to contract with alternative, and possibly more expensive, common carriers and could cause orders to be cancelled or receipt of goods to be refused. Any significant increase in shipping costs could lower our profit margins or force us to raise prices, which could cause our revenue and profits to suffer.

THE POTENTIAL TERMINATION OF OUR COMMODITIES CONTRACT WITH VICTORIA COFFEES COULD RESULT IN INCREASES IN THE COST OF HIGH QUALITY COFFEE BEANS AND COULD REDUCE OUR GROSS MARGIN AND PROFIT.

We would have to try to find another supplier of high quality coffee beans if our commodities contract with Victoria Coffees was terminated for any reason. We cannot assure you that we would be able to obtain high quality coffee at the same price level. As a result, our gross margin and profit would be reduced if we were unable to obtain coffee at an equal than or lesser cost.

ALTHOUGH WE HAVE A LONG-TERM CONTRACT WITH A SUPPLIER, OTHER INCREASES IN THE COST OF HIGH QUALITY COFFEE BEANS COULD REDUCE OUR GROSS MARGIN AND PROFIT.

Coffee is a traded commodity and, in general, its price can fluctuate depending on:

   -  weather patterns in coffee-producing countries;
   - economic and political conditions affecting coffee-producing countries, including acts of terrorism in such countries;
   -  foreign currency fluctuations; and
   - trade regulations and restrictions between coffee-producing countries and the United States.

If the cost of green coffee increases due to any of these factors, our margins could decrease and our profitability could suffer accordingly. When wholesale coffee prices increase rapidly or to significantly higher than normal levels, we are not always able to pass the price increases through to our customers on a timely basis, if at all, which adversely affects our operating margins and cash flow. We may not be able to recover any future increases in the cost of wholesale coffee.

Even if we are able to recover future increases, our operating margins and results of operations may still be materially and adversely affected by time delays in the implementation of price increases.

DISRUPTIONS IN THE SUPPLY OF COFFEE COULD RESULT IN A DETERIORATION OF OUR RELATIONSHIP WITH OUR CUSTOMERS, DECREASED REVENUES OR COULD IMPAIR OUR ABILITY TO GROW OUR BUSINESS.

Coffee is a commodity and its supply is subject to volatility beyond our control. Supply is affected by many factors in the coffee growing countries including weather, political and economic conditions, acts of terrorism, as well as efforts by coffee growers to expand or form cartels or associations. If we are unable to procure a sufficient supply of coffee, our sales would suffer.

Some of the coffee beans of the quality we purchase do not trade directly on the commodity markets. Rather, we purchase the coffee beans that we use on a negotiated basis. We depend on our relationships with coffee brokers, exporters and growers for the supply of our primary raw material, high quality coffee beans. If any of our relationships with coffee brokers, exporters or growers deteriorate, we may be unable to procure a sufficient quantity of high quality coffee beans at prices acceptable to us or at all. In such case, we may not be able to fulfill the demand of our existing customers, supply new wholesalers or expand other channels of distribution. A raw material shortage could result in a deterioration of our relationship with our customers, decreased revenues or could impair our ability to expand our business.

ADVERSE PUBLIC OR MEDICAL OPINION ABOUT CAFFEINE MAY REDUCE OUR SALES AND
PROFITS.

The health effects of caffeine are not fully understood. A number of research studies conclude or suggest that excessive consumption of caffeine may lead to an increased heart rate, restlessness and anxiety, depression, headaches, sleeplessness and other adverse health effects.

An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could reduce our sales and profits.

CHANGES IN FOREIGN POLICIES COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS. OUR COFFEE SUPPLIERS ARE LOCATED IN FOREIGN COUNTRIES.

Victoria Coffee, our main supplier, is located in Uganda. Our other suppliers are also located in foreign countries. Changes in foreign policies by international governments could have a material negative effect on our ability to procure the coffee.

OUR SUCCESS MAY DEPEND ON THE ABILITY OF OUR DISTRIBUTORS TO IMPLEMENT VIABLE MARKETING INITIATIVES.

We intend to offer the majority of our products and services through a network of independent distributors. Our success is dependent upon the ability of these distributors to implement viable marketing initiatives. Many of these distributors may carry products from several different companies. There is a risk that these distributors will give priority to the products of other suppliers. The reduction or loss in sales by one or more of our key distributors, or the inability to attract new distributors, could have a material adverse effect on our business.

CHANGES IN THE FOREIGN EXCHANGE RATE COULD NEGATIVELY AFFECT OUR PROFITABILITY.

We face foreign exchange rate exposure. All of our coffee products are bought and sold in United States Dollars. However, our supplier Victoria Coffee is paying the farmers in the local currency Uganda Shilling. A substantial fluctuation or collapse of the Uganda Shilling could impact Victoria Coffees ability to supply coffee to Cross Atlantic over shorter periods of time, since the farmers will store their monetary funds in coffee until the currency has been stabilized.

RISKS RELATED TO OUR COMMON STOCK AND ITS MARKET

WE HAVE NOT, AND CURRENTLY DO NOT ANTICIPATE, PAYING DIVIDENDS ON OUR COMMON STOCK.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAKES IT DIFFICULT FOR INVESTORS TO ENGAGE IN TRANSACTIONS IN OUR SECURITIES.

Our common stock is quoted on the OTCBB under the symbol "CXAC". If public trading of our common stock does not increase, a liquid market will not develop for our common stock. The potential effects of this include difficulties for the holders of our common shares to sell our common stock at prices they find attractive. If liquidity in the market for our common stock does not increase, investors in our company may never realize a profit on their investment.

OUR STOCK IS THINLY TRADED, WHICH CAN LEAD TO PRICE VOLATILITY AND DIFFICULTY LIQUIDATING YOUR INVESTMENT.

The trading volume of our stock has been low, which can cause the trading price of our stock to change substantially in response to relatively small orders. Both volume and price could also be subject to wide fluctuations in response to various factors, many of which are beyond our control, including actual or anticipated variations in quarterly and annual operating results and general market perception. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. In addition, we believe that factors such as changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

If our shareholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK", WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

   -  With a price of less than $5.00 per share;
   -  That are not traded on a "recognized" national exchange;
   - Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
   - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade "penny stocks" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS.

The conversion of the promissory notes in our recent financing is based on the applicable percentage of the average of the lowest three (3) trading prices for the Common Stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. The price of our common shares may fluctuate and the lower intra-day trading price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK.

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL.

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the Investors in the recent financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

                                 USE OF PROCEEDS

The Selling Stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.


                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.


                              SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock held by the Selling Stockholders listed below. On December 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $1,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors"). The initial funding of $600,000, of which we received net proceeds of $535,000, was completed on December 29, 2006 (the "Closing Date"). On the Closing Date, the following parties issued callable secured convertible notes as follows: AJW Capital Partners, LLC invested $52,200; AJW Offshore, Ltd. invested $358,800; AJW Qualified Partners, LLC invested $181,800; and New Millennium Capital Partners II, LLC invested $7,200.

The Callable Secured Convertible Notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) trading prices for the Common Stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing, and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of Callable Secured Convertible Notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

The Investors also received the following seven year warrants to purchase a total of 15,000,000 shares of our common stock, exercisable at $.30 per share:
AJW Capital Partners, LLC - 1,305,000 warrants; AJW Offshore, Ltd. - 8,970,000 warrants; AJW Qualified Partners, LLC - 4,545,000 warrants; and New Millennium
Capital Partners II, LLC - 180,000 warrants (the "Warrants"). The Warrants are not subject to registration rights.

We are presently registering 841,236 shares of our common stock, as follows: (i)
AJW Capital Partners, LLC - 453,125 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii)
AJW Offshore, Ltd. - 3,114,584 shares of common stock issuable in connection with the conversion of the callable secured convertible note;; (iii) AJW
Qualified Partners, LLC - 1,578,125 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and
(iv) New Millennium Capital Partners II, LLC - 62,500 shares of common stock issuable in connection with the conversion of the Callable Secured Convertible
Notes.

                                                       Percent                                      Percent
                                                      of common                        Number of      of
                                      Shares of        shares                            shares     shares
                                     common stock    owned prior   Shares of common      owned       owned
                                     owned prior       to the      stock to be sold    after the     after
Name of Selling Stockholder (11)   to the offering   offering(1)    in the offering     offering   offering
--------------------------------   ---------------   -----------   ----------------   ----------   --------

AJW Capital Partners, LLC (7)       1,758,125 (12)      7.88%         73,188 (2)(3)    1,684,937     7.58%

AJW Offshore, Ltd. (8)             12,084,584 (13)     37.03%        503,059 (2)(4)   11,581,525    36.05%

AJW Qualified Partners, LLC (9)     6,123,125 (14)     22.96%        254,894 (2)(5)    5,868,231    22.21%

New Millennium  Capital
Partners II, LLC (10)                 242,500 (15)      1.17%         10,095 (2)(6)      232,405     1.12%

* Less than 1%
______________________

(1) Based on based on 20,549,200 shares issued and outstanding as of January 30, 2007 plus any and all shares that the shareholder has the right to acquire within 60 days from the date hereof.

(2) The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 8% Callable Secured Convertible Notes. The number of shares set forth in the table for the Selling Stockholders represents an estimate of the number of shares of common stock to be offered by the Selling Stockholders. The actual number of shares of common stock issuable upon conversion of the notes is indeterminate, is subject to adjustment and could be materially less or more than such estimated numbers depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act"). Under the terms of the debentures, if the debentures had actually been converted on December 27, 2006, the conversion price would have been $0.32. Under the terms of the debentures, the debentures are convertible by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of the debentures) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the Selling Stockholders exceeds the number of shares of common stock that the selling stockholder could beneficially own at any given time through their ownership of the debentures.

(3) Represents 453,125 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.

(4) Represents 3,114,584 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.

(5) Represents 1,578,125 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.

(6) Represents 62,500 shares of our common stock issuable in connection with the conversion of the callable secured convertible note.

(7) AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(8) AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(9) AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(10) New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(11) None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

(12) Represents 453,125 shares of our common stock issuable in connection with the conversion of the callable secured convertible note and 1,305,000 shares of our common stock underlying the warrants.

(13) Represents 3,114,584 shares of our common stock issuable in connection with the conversion of the callable secured convertible note and 8,970,000 shares of our common stock underlying the warrants.

(14) Represents 1,578,125 shares of our common stock issuable in connection with the conversion of the callable secured convertible note and 4,545,000 shares of our common stock underlying the warrants.

(15) Represents 62,500 shares of our common stock issuable in connection with the conversion of the callable secured convertible note and 180,000 shares of our common stock underlying the warrants.


                              PLAN OF DISTRIBUTION

All of the stock owned by the Selling Stockholders will be registered by the registration statement of which this prospectus is a part. The Selling Stockholders may sell some or all of their shares immediately after they are registered. The Selling Stockholders shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

   -  ordinary brokers transactions, which may include long or short sales,
   - transactions involving cross or block trades on any securities or market where our common stock is trading,
   - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

   - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
   -  any combination of the foregoing, or by any other legally available means.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Selling Stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

   1. Not engage in any stabilization activities in connection with our common stock;
   2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer; and
   3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.


                                LEGAL PROCEEDINGS

Neither the Company nor any of its subsidiaries is a party to any pending or threatened legal proceedings.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages as of management, and business experience of the directors, executive officers and certain other significant employees of our company. Our directors hold their offices for a term of one year or until their successors are elected and qualified. Our officers serve at the discretion of the Board of Directors. Each officer devotes as much of his working time to our business as is required.

Name                Age             Position                 Date of Appointment
----                ---             --------                 -------------------
Michael Enemaerke    32           President, Chief             October 19, 2004
                              Executive Officer, Chairman

Kim Beck-Nielsen     39   Chief Financial Officer, Director    October 19, 2004

Jesse Starkman       77         Secretary, Director            October 19, 2004

The principal occupation for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Michael Enemaerke

Mr. Enemaerke has been chief executive officer, president and director of Cross Atlantic since October 19, 2004. In 1996, Mr. Enemaerke co-founded DRL Courier Company in Copenhagen, Denmark with Mr. Kim Beck Nielsen. DRL worked with specialized contracted deliveries. DRL's customers consisted of large companies and government agencies. DRL specialized in internal mail deliverance and VIP tours in general. Customers included, among others, the top five Danish law firms, British Airways and Citibank. DRL was sold to Box Delivery in Sweden, a company owned by the Norwegian Postal Service in 2002. Since the sale of DRL, Mr. Enemaerke has been self-employed working with Mr. Beck Nielsen in developing the business of Cross Atlantic.

From 1997 to 2000, Mr. Enemaerke was part-owner of Instore Merchandising in Copenhagen. Instore Merchandising started up with a three year contract of mounting advertising materials in supermarkets for supporting sale of fish funded by the EU. Customers included Sony, TeleDenmark and Foods from Britain. After more and more campaign merchandising in all kinds of stores, Instore Merchandising started doing product merchandising (filling up shelves with different products). Instore grew to approximately 140 employees and was sold to Frode Laursen Limited, a Danish company.

Kim Beck-Nielsen

Mr. Beck-Neilsen has been chief financial officer, controller and director of Cross Atlantic since October 19, 2004. In 1993, Mr. Beck-Neilsen graduated from Hilleroed Handelsskole with a degree in marketing.

In 1996, Mr. Beck-Neilsen co-founded DRL Courier Company in Copenhagen, Denmark with Mr. Michael Enemaerke. DRL worked with specialized contracted deliveries. DRL's customers consisted of large companies and government agencies. DRL specialized in internal mail deliverance and VIP tours in general. Customers included, among others, the top five Danish law firms, British Airways and Citibank. DRL was sold to Box Delivery in Sweden, a company owned by the Norwegian Postal Service in 2002. Since the sale of DRL, Mr. Beck-Neilsen has been self- employed developing the business of Cross Atlantic.

From 1997 to 2000, Mr. Beck-Neilsen was part-owner of Instore Merchandising in Copenhagen. Instore Merchandising started up with a three year contract of mounting advertising materials in supermarkets for supporting sale of fish funded by the EU. Customers included Sony, TeleDenmark and Foods from Britain. After more and more campaign merchandising in all kinds of stores, Instore Merchandising started doing product merchandising (filling up shelves with different products). Instore grew to approximately 140 employees and was sold to Frode Laursen Limited, a Danish company.

Jesse Starkman

Mr. Starkman has been secretary and a director since October 19, 2004. From January 2000 to present, Mr. Starkman has been the president and technical director of Royal Star Industries, Inc., a company that formulates and/or improves personal care products. Mr. Starkman earned a bachelor of science degree in biology/chemistry in 1949 from City College of New York and a masters of science in Chemical Engineering in 1956 from Newark College of Engineering (Rutgers University). Mr. Starkman has attended advanced courses and seminars in marketing, market research, consumer psychology, business administration, microbiology, polymer chemistry, international commerce and packaging.

Board of Directors

All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion. We have had a standing audit committee since our inception.

Significant Employees

None.

Family Relationships

No family relationships exist among our directors or executive officers.

Certain Legal Proceedings

To our knowledge, during the past five years, none of our directors or executive officers has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our capital stock, as of January 30, 2007, for: (i) each director; (ii) each person who is known to us to be the beneficial owner of more than 5%of our outstanding common stock; (iii) each of our executive officers named in the Summary Compensation Table; and (iv) all of our current executive officers and directors of as a group. Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to us by the persons listed. Except as otherwise indicated in the footnotes, each person listed has sole voting power with respect to the shares shown as beneficially owned.

                  Name and Address             Amount and Nature of   Percent of
Title of Class    of Beneficial Owner          Beneficial Ownership    Class(2)
--------------    --------------------------   --------------------   ----------
Common Stock      Michael Enemaerke (1)              8,950,000          43.87%

Common Stock      Kim Beck-Nielsen (1)               8,950,000          43.87%

Common Stock      Jesse Starkman (1)                   100,000            .49%

Common Stock      All officers and directors        18,000,000          88.24%
                  as a group (3 in number)

__________________

(1) The person listed is an officer and/or director of the Company and the address for each beneficial owner is 1282 Camellia Circle, Weston, Florida 33326.

(2) Based on 20,549,200 common shares issued and outstanding as of January 30, 2007.


                            DESCRIPTION OF SECURITIES

We are authorized to issue 25,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock authorized. As of January 30, 2007, there were issued and outstanding 20,549,200 shares of common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

Preferred Stock

We have no shares of preferred stock authorized.

Convertible Notes

On December 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $1,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $600,000, of which we received net proceeds of $535,000, was completed on December 29, 2006 (the "Closing Date"). On the Closing Date, the following parties issued callable secured convertible notes as follows: AJW Capital Partners, LLC invested $52,200; AJW Offshore, Ltd. invested $358,800; AJW Qualified Partners, LLC invested $181,800; and New Millennium Capital Partners II, LLC invested $7,200.

The Callable Secured Convertible Notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) trading prices for the Common Stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing, and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of Callable Secured Convertible Notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

Warrants

Based on our recent financing, the Investors also received the following seven year warrants to purchase a total of 15,000,000 shares of our common stock, exercisable at $.30 per share: AJW Capital Partners, LLC - 1,305,000 warrants; AJW Offshore, Ltd. - 8,970,000 warrants; AJW Qualified Partners, LLC - 4,545,000 warrants; and New Millennium Capital Partners II, LLC - 180,000 warrants (the "Warrants"). The Warrants are not subject to registration rights.

Each Warrant entitles the holder to one share of our common stock and is exercisable for seven years from December 27, 2006.

Pursuant to the Structuring Agreement with Lionheart Associates, LLC/ DBA Fairhills Capital ("Lionheart"), we issued to them warrants representing the right to purchase up to 157,143 shares of our common stock at an exercise price of $.30 per share. These warrants also expire on December 27, 2014.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.


                             DESCRIPTION OF BUSINESS

Business Development

Overview

We have not had any material operations since inception. We were incorporated in Nevada on March 12, 1998 under the name Business Advantage 17, Inc. Our corporate charter was revoked on December 1, 2001 and reinstated on October 22, 2004. On October 22, 2004, the name of the corporation was changed to Cross Atlantic Commodities, Inc.

On October 14, 2004, we entered into an asset purchase agreement with Michael Enemaerke to acquire certain intangible property in exchange for the issuance of 8,950,000 common shares. The common shares were valued at $8,950 and the value was charged to operations as purchased research and development as our utilization of the intangibles was undeterminable at December 31, 2004.

Prior to the change of control in October 2004, we were a blank check company with no operations. From October 2004 through September 30, 2005, new management has been seeking financing and developing strategic alliances with coffee brokers, suppliers, etc. The coffee purchase made during this period was a test leading up to the point of our first contract shipment with Victoria Coffees in October 2005.

Operations

Cross Atlantic imports and delivers coffee and coffee related products to customers located in the United States, Europe and Asia. Cross Atlantic had minimal revenues of $ 342,485 for the year ended December 31, 2006.

Coffee is a commodity traded on the Commodities and Futures Exchange subject to price fluctuations. Based on information provided by the Commodities and Futures Exchange, over the past five years, the average price per pound of coffee beans ranged from approximately $.41 to $1.45. The price for coffee beans on the commodities market as of December 29, 2006 was $1.26 per pound.

The supply and price of coffee beans are subject to volatility and are influenced by numerous factors that are beyond our control. Supply and price can be affected by factors such as weather, politics and economics in coffee exporting countries. Increases in the cost of coffee beans can, to a certain extent, be passed on to our customers in the form of higher prices for coffee beans and processed coffee. Drastic or prolonged increases in coffee prices could also adversely impact our business as it could lead to a decline in overall consumption of coffee. Similarly, rapid decreases in the cost of coffee beans could force us to lower our sale prices before realizing cost reductions in our purchases.

The coffee purchased between October 2004 and December 31, 2005 was imported to test the ability of our suppliers such as Victoria Coffee, Maersk Sealand and Brauner International and learn more about the process of importing using this system. Also Cross Atlantic wanted to prove to potential financial partners that the system was real and could be managed by officers in Cross Atlantic. Cross Atlantic bought coffee without the means of pre-selling the coffee to the Coffee, Sugar and Cocoa Exchange against a future delivery. Cross Atlantic was not at the time able to secure the coffee price and the profit obtained by selling the coffee was due to a favorable market condition.

In the future Cross Atlantic will buy coffee based on a fixed differential to the coffee contract price listed at the Coffee, Sugar, and Cocoa Exchange in New York. We will try to protect against price fluctuation by selling our product immediately after purchase by buying a future delivery contract with the Coffee, Sugar, and Cocoa Exchange.

Once the coffee contract is in place we will try to sell our coffee linked to the future at a price premium, through a private sale to a coffee broker or roaster. If the coffee is not sold privately we will make delivery against our coffee contract and sell the coffee to the exchange.

Coffee bought in accordance with out new Victoria Contract starting October 2005 will be imported with the expectation of a profit, since a Triland USA hedge account is in place. We expect that the first 1 to 3 shipments will be affected by larger procuring costs, such as bringing a grader to the loading site for additional quality assurance. Also additional banking fees will be expected in 2007 allowing us to pay for our product through a more costly but secure banking system.

Cross Atlantic has in November of 2006 announced the commencement of operations for a new wholesale foods division. Cross Atlantic will be producing its own brand name coffee and obtaining exclusive distribution contracts with manufactures outside the United States. Cross Atlantic will be presenting products to all major retailers throughout the United States, through our extensive broker network, which, along with existing relationships, has enabled us to go direct to most major chains. We estimate serving at least the top 50 retailers, along with established distribution houses.

This division will also enable Cross Atlantic to achieve substantial revenue growth and profit if the strategy of selling retail coffee and other products manufactured outside the United States directly or indirectly to major US retailers proves to be successful.

Cross Atlantic will be looking for products that on an exclusive basis can be sold in the US market and products that are unique to the specific food category. Cross Atlantic looks for products that are main stream such as for example coffee and ice cream, yet has a twist or a uniqueness about them such as for example a unique design, flavor or flair.

Cross Atlantic has started its WFD to import niche products from around the Globe, mainly Europe, where we have our European office sourcing products. We target food related items that are not currently being distributed in the United States, but will integrate easily into the American marketplace. The key is the product more than the customer, who are looking for items that are unique products, and that will bring added value to their stores. The key is sourcing products, and finding the right fit, and the right manufacturer who will work with us to develop the market. Finding these manufacturers is key to our success."

Cross Atlantic has in December of 2006 launched a retail coffee product under the company's own brand name "BlackWhiteCoffee". We are just beginning to market our product throughout the United States, presenting to all major retailers and distribution houses.

Cross Atlantic will be manufacturing product in both Europe and the United States. The first production of ready made retail coffee has been produced for Cross Atlantic by Peter Larsens Coffee in Denmark. The production is aimed at presenting the products to retailers and brokers in order to obtain small orders and get production in place for larger orders in the future. Cross Atlantic is currently looking to outsource sales of the BlackWhiteCoffee in Denmark and the UK to a locally established company in order to sell the products produced by Cross Atlantic without dealing directly with the consumer or retailer in the two countries. Cross Atlantic is currently looking into the possibility of roasting the BlackWhiteCoffee aimed at the US market with a roaster in the United States. It is the goal to produce all retail coffee to be sold in the United States locally within the country. Until a relationship with a roasting facility in the United States has been found Cross Atlantic expects to produce the coffee in Demark at Peter Larsens Coffee. Distribution of the retail coffee is set to begin with the first quarter of 2007 through our current networks, with additional sales to be driven from a web based marketing effort. We will launch this effort with a "direct from source, direct to consumer" marketing approach. Cross Atlantic has also secured the domain name for www.blackwhitecoffee.com

BlackWhiteCoffee is a series of high quality consumer products manufactured by Cross Atlantic Commodities, Inc. in joint venture with the coffee growing communities ensuring sustainable business and trading terms for the individual farmer and a superior quality for the consumer.

BlackWhiteCoffee is made with the finest green coffee beans available, made from AA Arabica that originates from the Region of Mt. Elgon, in East Africa. BlackWhiteCoffee is a truly sophisticated blend, ensuring the consumer one of the finest coffees available. Buying green coffee at origin enables us to eliminate the middleman, which gives us a competitive edge when evaluating on a cost basis. Our low cost basis benefits sales on two fronts. Cross Atlantic is now able to provide exceptional quality products with increased profit margins, since we are direct to source, and distributors and retailers are enticed by our cheaper prices. Our marketing strategy is to give the retailer a healthy margin, meanwhile selling a premium coffee at well below our competitor's prices.

Cross Atlantic aims to buy the coffee to be used for the BlackWhiteCoffee direct once the production is running a full 40.000 lbs minimum per roast. Cross Atlantic aims to buy coffee to be used for smaller quantities through relationships with brokers such as Berhard Rothfos GmbH in Hamburg, Germany. Coffee bought for smaller quantities may only be available at higher prices due to smaller quantities which may influence our profit margin negatively.

Cross Atlantic has for its Wholesale Food Division (WFD) signed an exclusive distribution agreement with German Ice Cream producer Durigon Gelato GmbH in Bremen, Germany. Durigon is a producer of unique ice cream products sold at a competitive price throughout Europe. Durigon is a family owned business with more than 30 years of experience and revenues exceeding 20 million dollars. Cross Atlantic is currently presenting the products mostly fit for the US market to three of the largest US retailers.

Marketing Strategy

The Ugandan coffees are well known to the European market. It is the objective for Cross Atlantic to sell its products at the highest level the market will bare, and currently we are in touch with European traders who have expressed interest in purchasing our products for the European market.

Once Cross Atlantic has bought coffee from Victoria Coffee we aim the product at the Coffee, Sugar, Cocoa Exchange in New York. However, from the time that the coffee is purchased we will do everything we can to sell the coffee to a private buyer at a premium price. If a European or Asian buyer accepts to purchase the coffee at a transshipment point for a premium, Cross Atlantic may accept to sell the coffee on a cash or letter of credit basis where after the title will transfer to the buyer.

Cross Atlantic aims to sell its products in the shortest amount of time at the highest price possible. We aim to work with coffee brokers in Europe and the United States to have them compete for the best sale.

Cross Atlantic aims to market is retail coffee BlackWhiteCoffee on price, quality and social story. The coffee is a gourmet AA Arabica quality that normally retails in the high-end price range. Cross Atlantic wants to retail the coffee in the mid to lower end price range giving the retailers and consumers a good value and a good price point. Cross Atlantic would also like to brand the coffees social story by explaining to consumers the direct link between the coffee and the farmers via labeling and packaging. By buying direct Cross Atlantic supports the farming communities in Uganda securing the farmers a fair price and a place to sell their products.

Cross Atlantic aims to market the Durigon Ice Cream directly to major retailers. The products are to be sold on their unique design and competitive price. The ice cream first presented is a line of "cuppas" that are not currently being sold in the United States. As an example we will market a "spaghetti ice cream" that is fun for children. The ice cream looks like a small cup of spaghetti. The spaghetti is made of vanilla ice cream, the "tomato sauce" is made from strawberry and the "cheese" is made from white chocolate.

Our Suppliers

Cross Atlantic initially will import coffee from East Africa beginning with Uganda and then expand into the following countries.
   -   Rwanda                      -   Kenya
   -   Ethiopia                    -   Cameroon
   -   Burundi                     -   DR Congo

Based on our in-house research and statistics provided by the Uganda Coffee Development Authority, we believe the strategic benefits to obtaining coffee from Uganda includes the following:

   -  Uganda has a low margin on sold products
   - Uganda wants to engage into cooperation with international companies regarding sales and branding
   - Uganda produces around 3,000,000 bags of coffee per year in a regular season resulting in approximately 11,000 containers.
   -  Uganda produces around 1,500 containers of good quality Arabica coffee.

Although we have a long-term contract with one supplier, we are negotiating with other suppliers and we do not believe that the loss of any one supplier would have a material adverse effect on our operations due to the availability of alternate suppliers.

Victoria Coffees Commodities Contract

On August 2, 2005, Cross Atlantic entered into a commodities contract with Victoria Coffees Company (U) Limited. Paul Mugambwa-Sempa, the chairman of Victoria Coffee, is the chairman of the Uganda Coffee Development Authority, the official government institution for all coffee exporters in Uganda. Every coffee bean leaving must be approved by the Uganda Coffee Development Authority to get an export license.

Pursuant to the contract, Cross Atlantic shall buy per purchase order and Victoria Coffees shall deliver a minimum of 324 containers of coffee with 37,500 lbs. of Arabica coffee beans (green in 60 kg bags) in each container during the first year of the agreement and during each subsequent year for ten years. Cross Atlantic may also buy tea, cocoa and other items. Cross Atlantic has in 2006 in agreement with Victoria Coffee opted to buy less coffee.

The price for the quantity to be purchased and sold is fixed at the Coffee, Sugar, Cocoa Exchange coffee future price minus a discount of $.14 per pound free on board a vessel (Mombassa) for the first two years under this agreement. Cross Atlantic shall be surcharged for inland freight from Kampala to Mombassa in an amount to be agreed upon between Cross Atlantic and Victoria Coffees as specified in each purchase order. Payments shall be made by documentary letter of credit.

Cross Atlantic has the exclusive right to purchase all of the coffee that Victoria Coffees has available to sell for distribution in North America.

In accordance with the Uganda government's policy on exports, Cross Atlantic and Victoria Coffees have agreed to explore in good faith the purchase of roasted coffee after year 2 as part of a North American Joint Venture Value Added Coffee Distribution Program on terms and conditions acceptable to both parties.

   Current Supply Negotiations. We are currently in preliminary negotiations for a 10 year contract for an additional 300 containers per year of East African Arabica Coffee with Busingye & Co. Ltd. Busingye & Co. Ltd is one of the largest exporters in Uganda with connections all over the East African region.

   Funding Agreement. On September 23, 2005, Cross Atlantic entered into a strategic alliance with Martell Global Commodities LLC. Cross Atlantic Commodities and Martell Global have agreed to work together in the business of purchase and sale of certain commodities including but not limited to green coffee beans on a global basis.

Cross Atlantic has entered into an agreement with Victoria Coffee and Martell Global is in the business of financing commodities. Cross Atlantic has agreed to purchase green coffee from Victoria Coffee and Martell Global has agreed to furnish the letters of credit necessary to purchase the green coffee subject to Martell Global's approval of product and price.

Cross Atlantic agrees to open a hedge account with Triland USA and agrees to make use of the futures market to try to secure funds furnished by Martell Global. Cross Atlantic agrees to sign hedge account control agreement and thereby allow Martell Global to control funds furnished by Martell Global.

The parties have agreed to an equal partnership with equal profit participation after Martell Global has been repaid of all funds committed. Cross Atlantic has agreed to pay a priority return to Martell Global for funds committed however the anticipated profit participation will be a 50/50 partnership.

Cross Atlantic and Martell Global will negotiate a stock option in good faith.

As part of the above agreement, Cross Atlantic and Martell Global entered into a control agreement where Cross Atlantic will allow Martell Global to control funds placed into the Cross Atlantic hedge account to be held with Triland USA.

   Coffee Grading. We use John P. Casey, a certified grader with Coffee Brokers and Agents Anderson Co. to grade the Washed Uganda Coffee.

Minimum standards for delivery under the coffee contract

   -  The coffee is sound in the cup
   -  The coffee is of good roasting quality
   -  50% is screen 15 or larger and no more than 5% is below screen 14
   -  The coffee contains no more than 15 full imperfections

Pricing. Our price of the coffee is determined by the price of the coffee contract on the Coffee, Sugar, Cocoa Exchange. We buy at "C" price - 14 cent per lb. at a date determined by the supplier.

As soon as we get the fixed price from Uganda we can hedge/fix the price in New York to make sure that we get our margin of 14 cents. The hedge is done by a "floor man" working for a company with a seat on the exchange. Once the price is hedged, we get our price with no influence from the fluctuations on the market.

Coffee Brokering. ADM Investor Services, Inc., New York Board of Trade licensed company has orally agreed to act as a broker on our behalf with the NYBOT once we obtain sufficient financing to commence operations.

We also have an oral agreement with John P. Casey, a certified grader for Anderson Co. in Chappaqua, New York. Mr. Casey will receive 1% of the selling price on the coffee he sells.

Importation, Sale and Distribution of Our Coffee.

The following discussion summarizes the steps necessary under the commodities contract with Victoria Coffees to complete the importation, sale and distribution of our coffee.

   1. Cross Atlantic Inc. will receive green coffee of Washed Uganda Arabic type quality. The coffee is certified by the Uganda Coffee Development Authority to certify the screen, cup and quality. The coffee is bought by approval of stock sample. The green coffee is delivered in 60 kg. bags with 284 bags (37,500) lbs in every container. A coffee "C" contract is always 37,500 lbs.

   2. Cross Atlantic sets up a documentary letter of credit in a bank in the United States covering the cost of the amount of containers. The US bank sets the letter of credit up with Victoria Coffees bank, Allied Bank in Kampala.

   3. Victoria Coffees will call Cross Atlantic any day within 14 days of a delivery to fix the price on the exchange. This is the date Victoria Coffees buys their coffee from the smaller Ugandan coffee traders. Victoria Coffees will inform Cross Atlantic of the quality and amount of coffee to be delivered.

   4. Victoria Coffees will receive the coffee from the country side through the small traders into their warehouse in Kampala, where they will sort the coffee, blend and put it in bags. The coffee will be put together and stored in their warehouse.

   5. Cross Atlantic will have a 2-5 lbs kilo stock sample sent via UPS Kampala to John P. Casey, a certified grader with Coffee Brokers and Agents Anderson Co. in New York.

Our grader will make the decision as to whether the coffee will pass the grade requirements for the exchange.

   6. Upon our approval of the coffee, Victoria Coffees will call our container carrier in Uganda and arrange for pick-up.

Cross Atlantic will contract with Maersk Uganda Ltd. in Kampala Uganda due to their good shipping rates and their supply of container volume assurance.

   7. Upon pick-up, Maersk will issue Victoria Coffees a forwarders cargo receipt.

A Maersk coffee expert will look at the result of our coffee grading from New York and verify that the coffee sample sent to us assembles the coffee in the container. Maersk is not liable - but it gives Cross Atlantic an extra assurance. 8. Victoria Coffees will then have to get Maersk an export license for the coffee from the UCDA.

The Uganda Coffee Development Authority requires:

   -  General export documents
   -  Commercial Invoice
   - The coffee needs to clear grading and cupping by a UCDA certified grader. This is additional assurance that the coffee we are purchasing is of a certain Washed Uganda Arabica type quality)

   9. Victoria Coffees will present the forwarders cargo receipt and the export license to Allied Bank in Kampala and they will pay out the amount agreed upon through the letter of credit. The coffee is now paid for and in Cross Atlantic possession.

   10.Bruner International Custom Brokers will truck the coffee 750 miles to the port of Mombassa in Kenya.

The coffee will be assigned to a vessel upon arrival in Kenya and Cross Atlantic will receive an exact delivery date in New York.

Bruner International Custom Brokers in New York will print out a bill of lading and make prior notice of arrival to the US FDA and clear the coffee through US customs. The coffee is then set to go all the way to the bonded exchange warehouse.

   11.The coffee will be shipped from Mombassa to Sallah in Oman, where it will be off-loaded and put on a vessel taking it through the Suez Canal and all the way to Algesiraz in Spain. Here it will be shipped to the final destination in Europe or to New York.

   12.Once in New York,the coffee enters a exchange certified bonded warehouse where it will be off-loaded. A certified exchange grader will grade the coffee and upon approval issue a notice of certification. The coffee can now be delivered against a "C" future as a lot of coffee.

The price of the coffee is determined by the date of our delivery month to the exchange. When the coffee future is up, Cross Atlantic will get paid 10 days after through our exchange broker.

The estimated cost of sales depends on the point of sale. Is the product sold Free on Board Truck in Uganda, Free on Board Vessel in Mombassa, Oman, Spain, or is coffee delivered to the customer directly at a port or plot of the customer's choice. The normal rate of shipping from Uganda to the United States is between 7 to 10 cent per lbs, including insurance and all freight charges including inland transportation. If the coffee is shipped to Europe the vessel is less expensive and if the sale is made in Uganda or Mombassa the cost of transportation is carried by the buyer or partly by the buyer.

We will rely on the use of common carriers and we will be submitted to any price increase they may inflict on Cross Atlantic in the future. If the price of transportation goes up, our profits may go down.

However, the underlying assumption is that an increase in freight charges will be inflicted on all exporters and not only Cross Atlantic. The differential in the market will shift and the coffees from Uganda will be more expensive. If we are not able to collect a higher price for our coffees in case of a transportation cost increase, we will make a smaller profit.

Durigon Gelato Contract.

On December 8, 2006, Cross Atlantic finalized and entered into an exclusive distribution agreement contract with Durigon Gelato GmbH, Germany. Mr. Werner Durigon, the C.E.O. of Durigon, and Mr. Michael Enemaerke signed the agreement.

Pursuant to the contract, Cross Atlantic shall buy per purchase order and Durigon Gelato shall deliver a minimum of 10 containers of Ice Cream with approximately 3200 cases of ice cream in each container during the first year of the agreement and during each subsequent year for 5 years. Cross Atlantic may under this contract opt to buy substantially larger quantities.

The price for the quantity to be purchased and sold is fixed for one year and will be negotiated in good faith every year in October for the following year. Payments shall be made by documentary letter of credit.

Cross Atlantic has the exclusive right to purchase all of the ice cream that Victoria Coffees has available to sell for distribution in America.

Regulatory issues and procedure.

To export ice cream from Germany, Cross Atlantic needs to obtain a veterinarian certificate from the department of agriculture. Cross Atlantic will also need an FDA registration and a customs bond. Durigon Gelato GmbH will need to maintain its international food standard certification and issue Cross Atlantic with a certificate stating that the milk used in the ice cream does not come from cows with foot and mouth decease. Cross Atlantic will have to pay a 20% duty to the United States on all products imported from Durigon.

To export coffee from Uganda, Victoria Coffees needs to obtain an export license for every container. Uganda Coffee Development Authority grants the export license. The coffee needs to be followed by a commercial invoice to clear customs and a certificate of origin. Also all coffee bags needs to be stamped with exporter name (Victoria Coffees) and exporter number, for trace of origin.

Cross Atlantic normally takes title after an original bill of lading has been issued, and handed over to Cross Atlantic together with the export license and commercial invoice.

Brauner International then submits a prior notice of cargo arriving to the United States Food and Drug Administration, using the information from the bill of lading.

Five days prior to the coffees arrival into the United States Brauner International will declare the goods to the United States Customs. US customs will under normal circumstances clear the coffee before the arrival of the vessel into the US port.

If customs or the Food and Drug Administration want to do an inspection they will put a hold on the cargo and the coffee cannot be released before the inspection is completed.

Once the cargo has been released Cross Atlantic will be able to move the coffee from the port and into a bonded coffee warehouse or directly to a customer.

Cross Atlantic is in the process of entering the C-TPAT program. The program is a partnership program with the United States Customs and Border Patrol. The program is aimed at securing the cargo through supply chain control, and supplying the customs and border patrol with information on loading, handling and Cross Atlantic suppliers.

Cross Atlantic will make all possible efforts to assist all local governments in fighting global terrorism and drug trafficking by providing maximum disclosure and information of our cargo.

Customers

To date, all of our revenues have been generated by a single customer, Balzac Bros & Co., Inc. Initially we will sell our coffee through the NYBOT/CSCE exchange, brokers, trade houses and coffee roasters. These customers will be located in the United States, Europe and Asia.

The ice cream will be marketed to major retailers such as the 5 largest volume retailers in the United States. Once customers in this category have been established we will aim our products at the secondary markets such as regional Supermarkets, convenience stores and distributors.

Employees

We presently have 2 full-time employees and one full time consultant employee. We intend to enter into a management contract with our two full time employees in the near future. Terms and conditions of these agreements have not yet been determined.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

Safe Harbor Regarding Forward-Looking Statements

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Plan of Operations

Trends and Uncertainties.

We are a development stage company. Our auditors have raised substantial doubt as to our ability to continue as a going concern. We incurred net losses of $4,934,055 for the twelve months ended December 31, 2006, and have an accumulated deficit of $5,311,028 at December 31, 2006. As of December 31, 2006, we had total assets of $772,774 and total liabilities of $3,811,120 creating a working capital deficiency of $3,038,346. The Company currently has approximately $750,000 in cash as of December 31, 2006.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate.

We are pursuing financing for our operations and seeking additional investments and we will need a minimum of $200,000 over the next twelve months to continue operations. In addition, we are seeking to expand our revenue base by adding new customers and increasing our advertising. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in Cross Atlantic depleting our available funds and not being able pay our obligations.

There are several known trends that are reasonably likely to have a material effect on our net sales or revenues alongside our income from continuing operations and profitability.

We are currently presenting our ice cream products to major retailers. The ice cream category is dependent on limited real estate in the stores, and in order to fit our products into the freezers the retailers will most likely have to discontinue another product from one of our competitors. If we are not able to show retailers that our products will outsell the products sold by our competitors, we may not be able to obtain space in the stores which will have a negative effect on our revenues and profit.

The major retailers in the ice cream category may require us to carry inventory in order for us to meet lead times of two to three weeks. The general shipping time from Germany is expected to be between 30 and 45 days from the products leave the factory in Germany until it arrives at the retailer /customer in the United States. This means that we may have to buy and import ice cream without a purchase order or a sale to our customers. If we are not able to sell this ice cream before the 1 year self life expires we may loose the entire value of the shipment. This may effect our revenues and profitability negatively.

We plan to bring in the ice cream in a freezer container. Our ability to ensure and secure the value of the shipment will be very important to our profitability. Ice cream is a product that needs to be kept at the right temperature in order to maintain its value. If the temperature in the container goes up during transportation the products could melt and loose some or all of its value. If we are not able to insure the products this could have a negative effect on our revenues and profitability.

The purchase orders we may receive could be larger than what we are able to finance. If we are not able to finance these orders we may have to cancel out the order or try to cut the orders down in size. If we are not able to cut the orders in size we may loose the customer and this could have a negative effect on our revenues and profit.

Our profits could be negatively affected if any of the following occur:

   - If we are not able to find a buyer or retailer that will retail our products.
   - If Durigon are no longer capable or willing to supply us, weather financially able or psychically able.
   -  If the price of transportation goes up
   -  If there is an embargo on Germany
   -  If the fluctuation between the Dollar and the Euro is more than 5%
   -  If Durigon sells all of their ice cream to the European market.
   - If production to other countries exceed the production capacity of the factory.
   -  If there is a war or force majure situation

Our BlackWhiteCoffee is currently being produced at Peter Larsens coffee roaster in Denmark. We do not own this coffee facility and we may not be able to produce our coffee at this facility in the future. If we are not able to produce our retail coffee at Peters Larsens coffee roaster our revenues and profit could be effected negatively.

Our product is new to the market (December 2006) and we do not have any customers (December 2006). Our ability to obtain and successfully sell our product to new customers will be important for our ability to become profitable. If we are not able to sell our products to retailers or distributors we may not be able to sell our retail coffee at all and this could have a negative effect on our profit and revenues.

Coffee at the moment (December 2006) and in other different periods of time is relatively more expensive at origin due to a difficult supply and demand situation. It is likely that we will be forced to pay a higher price for coffee in order to obtain the volumes described in our contract. It is likely that we will be able to collect a higher price from our customers in such periods, however if we are not able to collect a higher price we may be forced to turn down coffee deliveries which will negatively effect our revenues or accept to make a smaller profit which may effect our profitability.

Coffee is highly dependant on the right weather conditions. It is likely that we experience lower volumes throughout our 10-year contract due to unfavorable weather conditions.

The price of oil may lead to a higher freight cost for both inland trucking and shipping by vessel. It is likely that our cost of freight may go down or go up according to the world price of oil. We will try to forward a higher transportation cost to our buyers, however if we are not successful in doing so a higher or lower cost of transporting goods to the final destination will affect our profitability.

We expect our profits will be generated by selling our green coffee at cost, insurance and freight plus 10 cents per pound.

Our profits could be negatively affected if any of the following occur:

   - If we are not able to find a private buyer or we need to sell our coffees on the Coffee, Sugar, Cocoa Exchange, we will make less profit or we might not be able to bring in a profit at all.
   - If Victoria Coffees are no longer capable or willing to supply us, weather financially able or psychically able.
   -  If the price of transportation goes up
   -  If there is an embargo on Uganda or Kenya
   -  If there is civil insurrection
   -  If one of our competitors are able to buy up all the coffee from farmers
   - If production in other countries exceed the world market demand prices may go down without our ability to get cheaper products.
   -  If there is a war or force majure situation

Plan of Operation.

Cross Atlantic has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2006, Cross Atlantic incurred a net loss of $(4,934,055). In addition, Cross Atlantic has no significant assets or revenue generating operations.

We only have sufficient cash on hand to meet funding requirements for the next three to six months. We do not have sufficient cash on hand to meet funding requirements for the next twelve months. Although we eventually intend to primarily fund general operations with revenues received from the sale of green coffee, retail coffee and ice cream, our revenues are not increasing at a rate sufficient to cover our monthly expenses in the near future. If the offering is not successful, we will have to seek alternative funding through additional advances, debt or equity financing in the next twelve months that could result in increased dilution to the shareholders. No specific terms of possible equity or debt financing have been determined or pursued.

Cross Atlantic expects to generate revenues by purchasing green coffee from our supplier Victoria Coffees in volumes described in the supply agreement signed August 9 of 2005. Cross Atlantic has agreed to purchase green coffee and Victoria Coffees has agreed to sell to Cross Atlantic green coffee at a discounted differential to the price of coffee daily listed on the Coffee, Sugar, and Cocoa Exchange in New York.

Once Victoria Coffees has procured a container of coffee and made it ready for export, Cross Atlantic and VC will agree on a set date or time to hedge/fix the price by Cross Atlantic acquiring a futures contract.

The price of coffee on the Coffee, Sugar, and Cocoa Exchange at the time of the hedge becomes the purchase/selling price between Cross Atlantic and VC.

The price is by agreement discounted at a fixed differential that can vary from product to product. For washed Uganda arabica green coffee the differential is by contract set to be 14 United States cents per LBS.

Once the coffee has been purchased and the price hedge is in place, Cross Atlantic can make use of the futures contract and make delivery to the Coffee, Sugar, and Cocoa Exchange. Cross Atlantic will upon a successful hedge policy have a gross profit of 14 cent per lbs. We estimate the cost of delivery from Uganda to an Exchange warehouse to be 10 cent with a net profit of 4 cent per lbs.

It is the specific strategy of Cross Atlantic to sell all of our purchased coffee to a private industry buyer. We expect to be able to sell our coffee at a differential to the New York coffee contract price of minus 3 cent to plus 3 cent at the port of Mombassa, Kenya. This will give us a gross profit of 11 to 17 cent per lbs, but with a delivery cost of only 3 cent, giving us a net profit of 8 to 14 cent per pound of coffee.

We will initially only make deliveries to private buyers.

Cross Atlantic expects to generate revenues by purchasing ice cream from Durigon Gelato GmbH in Germany and selling it to major US retailers on an exclusive basis. Cross Atlantic has obtained the exclusive distribution agreement for all products and it is our goal to solicit purchase orders from major retailers in the first half of 2007 and begin deliveries by July of 2007.

We expect to import and sell the ice cream products with a minimum gross profit of 45% and a minimum net profit of 20%. The large difference between gross profit and net profit is mainly due to a 20% import duty into the United States. The duty is due to the nature of the product being a dairy product.

As an example we expect to retail a 6 pack cuppa ice cream for 5,10 dollars. Our sales price to the retailer is 4,08 dollars and our cost to the retailer is expected to be 3,25 dollars.

Cross Atlantic expects to generate revenues by producing BlackWhiteCoffee in Denmark. We expect our production price to be 1,35 dollar per 12oz bag, with a wholesale price to the retailers of 2,00 to 2,10. We expect that the retailers will offer the coffee to consumers for 2,99 making BlackWhiteCoffee one of the cheapest gourmet coffees sold. Our price compares to a regular quality but our quality compares to a high end gourmet coffee.

We expect to present our retail coffee through a broker network, giving us the advantage of the relationship between the broker and retailer. We expect to obtain orders in the first half of 2007 and begin deliveries by July 2007.

Management is of the opinion that the following milestones will need to be met in order to successfully complete our business plan.

   Milestone Action                     Steps                        Timeline
   ----------------                     -----                        --------
1 Enter into agreement           Negotiate final terms              30-60 days
  with new customers.

2 Enter into definitive          Negotiate final terms              30-60 days
  agreement 30-60 days

3 Deliver products               Obtain necessary funds             6-12 months

No one milestone needs to be complete to pursue any other milestone.

In order to successfully implement our business plan, we need to obtain sufficient financing to cover a hedge account so Martell, LLC will provide a letter of credit in an amount large enough to

   -  cover the price of the coffee supplied by Victoria Coffees
   - enable us to maintain our written agreement with Triland USA, Inc. to act as our coffee broker on the NYBOT exchange.

If we do not successfully raise sufficient funds to maintain a hedge fund and obtain the letter of credit in a sufficient amount, we will have to explore other financing sources, yet to be determined. If we do not obtain sufficient financing prior to end of October 2007, we will be in default under the commodities contract with Victoria Coffees and the contract may be terminated unless renegotiated, if at all possible.

Recent Financing

   On December 27, 2006, we entered into a Securities Purchase Agreement with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC. Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $1,000,000 in Callable Secured Convertible Notes (the "Notes") and (ii) warrants to purchase 15,000,000 shares of our common stock (the "Warrants").

   Pursuant to the Securities Purchase Agreement, the Investors will purchase the Notes and Warrants in two tranches as set forth below:

   At closing on December 27, 2006 ("Closing"), the Investors purchased Notes aggregating $600,000 and Warrants to purchase 15,000,000 shares of CXAC common stock;

Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $400,000.

   The Notes carry an interest rate of 8% per annum and a maturity date of December 27, 2009. The notes are convertible into CXAC common shares at the applicable percentage of the average of the lowest three (3) trading prices for CXAC shares of common stock during the twenty (20) trading day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty (30) days of the closing, and (ii) 60% in the event that the Registration Statement becomes effective within 120 days from the Closing.

   At our option, we may prepay a portion of the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.25 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.32, we may prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month's interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

   We simultaneously issued to the Investors seven year warrants to purchase 15,000,000 shares of our common stock at an exercise price of $.30.

   The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of CXAC's common stock.

   There is no limit to the number of shares that we may be required to issue upon conversion of the Notes as it is dependent upon our share price, which varies from day to day. This could cause significant downward pressure on the price of our common stock.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as "special purpose entities" (SPEs).


                             DESCRIPTION OF PROPERTY

Pursuant to a lease beginning in May 2004, Cross Atlantic pays $350 a month for a virtual office from Regus Business Center at 245 Park Avenue, 39th Floor, New York, New York 10167. Regus takes the mail and answers the telephone for Cross Atlantic.

Currently, Mr. Enemaerke, president of Cross Atlantic, conducts the corporate business out of his home located at 1282 Camellia Circle, Weston, Florida free of charge. However, we anticipate signing a lease in February 2007 for an office located at Weston Commercial Center, 2600 Glades Circle, Suite 124, Weston, Florida 33327 for $795 per month.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During December 2004, Michael Enemaerke, an officer and director of Cross Atlantic advanced $100 in cash to open a bank account and during January 2005, this officer paid the invoice for the inventory aggregating $51,090. This amount has been recorded as a loan with no interest and has no specific repayment terms. Management believes that this loan was made on terms as favorable to those that could be obtained from a non-affiliate. During the year ended December 31, 2005, additional advances of $72,844 were made for working capital purposes. The advances are due on demand and will begin accruing interest at 5% per annum on July 1, 2005.

In October 2004, we issued 8,950,000 common shares to Michael Enemaerke for research and development valued at $8,950. Due to our lack of available cash and cash equivalents, on October 17, 2004, Cross Atlantic issued 9,450,000 common shares for services rendered valued at $.001 per common share to Kim Beck-Nielsen, an officer and director of Cross Atlantic (8,950,000 common shares), Jesse Starkman, a director of Cross Atlantic (100,000 common shares) and Jens Nielsen, a non- affiliate (400,000 common shares). The services were related to commencement of our business plan.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCBB under the symbol "CXAC". There is a limited trading market for our common stock. The following table sets forth the range of high and low bid quotations for each quarter within the last two fiscal years, and the subsequent interim period. These quotations as reported by the Pink Sheets reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

                                    Closing Bid
                                    -----------
YEAR 2006                  High Bid            Low Bid
---------                  --------            -------
4th Quarter Ended
  December 31                $0.75              $0.32

YEAR 2007                  High Bid            Low Bid
---------                  --------            -------
1st Quarter Ended
  March 31                   $0.55              $0.30

2nd Quarter Ended            $0.47              $0.15
  June 30

Holders

As of July 11, 2007 in accordance with our transfer agent records, we had 103 shareholders of record, holding 20,549,200 common shares.

Dividends

Historically, we have not paid dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business. Should we ever produce sufficient earnings as a result of gains in securities of Concept Affiliates we develop, our Board of Directors, after taking into account our earnings, capital requirements, financial condition and other factors, has the discretion to distribute such securities to our shareholders as property dividends.


                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended December 31, 2006 and 2005 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):



                                           SUMMARY COMPENSATION TABLE
+--------------------------------------------------------------+---------------------------------------------------+
|                                                              |                Long-Term Compensation             |
+-----------------------------+--------------------------------+---------------------------+-----------------------+
|                             |      Annual Compensation       |          Awards           |       Payouts         |
+-----------------------------+--------+--------+--------------+------------+--------------+--------+--------------+
|(a)                 |   (b)  | (c)    | (d)    | (e)          |  (f)       |  (g)         |  (h)   |  (i)         |
+--------------------+--------+--------+--------+--------------+------------+--------------+--------+--------------+
|                    |        |        |        | Other        | Restricted | Securities   |        |              |
|Name and            |        | Annual | Annual | Annual       | Stock      | Underlying   |LTIP    | All Other    |
|Principal           | Fiscal | Salary | Bonus  | Compensation | Awards     | Options/SARs |Payouts | Compensation |
|Position            |  Year  | ($)    | ($)    | ($)          | ($)        | (#)          |($)     | ($)          |
+--------------------+--------+--------+--------+--------------+------------+--------------+--------+--------------+
|Michael Enemearke(1)                                                                                              |
|President, Chief                                                                                                  |
|Executive Officer      2006       0        0         0               0             0          0            0      |
|                       2005       0        0         0               0             0          0            0      |
|Kim Beck-Neilsen(2)                                                                                               |
|CFO                    2006       0        0         0               0             0          0            0      |
|                       2005       0        0         0               0             0          0            0      |
|                                                                                                                  |
|Jesse Starkman(3)                                                                                                 |
|Secretary              2006       0        0         0               0             0          0            0      |
|                       2005       0        0         0               0             0          0            0      |
|                                                                                                                  |
+--------------------+--------+--------+--------+--------------+------------+--------------+--------+--------------+

(1) Mr. Enemaerke received 8,950,000 shares of our common stock for services in October 2004.

(2) Ms. Beck-Nielsen received 8,950,000 shares of our common stock for services in October 2004.

(3) Mr. Starkman received 100,000 shares of our common stock for services in October 2004.

Outstanding Equity Awards at Fiscal Year-End Table. There were no individual grants of stock options to purchase our common stock made to the named executive officers in the Summary Compensation Table during the fiscal year ended December 31, 2006, and the subsequent period up to the date of the filing of this prospectus.

Employment Agreements

We have not entered into employment contracts with any of our executive officers.

Compensation of Directors

For the fiscal year ended December 31, 2006, and the subsequent period up to the date of the filing of this prospectus, the Company did not compensate directors for their services.

                        Cross Atlantic Commodities, Inc.
                                Table of Contents


Balance Sheet, Condensed March 31, 2007 (unaudited)                          F-2

Condensed Statements of Operations For the Three Months Ended
  March 31, 2007 and 2006, and for the Period From March 12, 1998
  (Inception) to March 31, 2007                                              F-3

Statements of Cash Flows For the Three Months Ended March 31, 2007 and
  2006, and for the Period From March 12, 1998 (Inception) to
  March 31, 2007                                                             F-4

Notes to financial statements                                                F-5

                        Cross Atlantic Commodities, Inc.
                          (A Development Stage Company)
                                 Balance Sheet
                                 March 31, 2007
                                  (Unaudited)

                                     ASSETS
                                                                  2007
                                                                  ----
Current Assets:
  Cash                                                        $   496,594
  Cash - restricted                                                   800
  Prepaid expenses                                                 20,202
  Inventory                                                        13,587
                                                              -----------
    Total current assets                                          531,183

Furniture and equipment, net                                        4,607

Security deposits                                                   1,625
                                                              -----------
                                                              $   537,415
                                                              ===========

                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
  Accounts payable and accrued expenses                       $    44,506
  Loans payable - stockholders                                    227,435
                                                              -----------
    Total current liabilities                                     271,941
                                                              -----------
Non-current Liabilities
  Debentures payable, net of unamortized
    discount                                                        1,919
  Derivative liability                                          6,308,284
                                                              -----------
                                                                6,310,203
                                                              -----------
Stockholders' (deficit):
  Common stock, $0.001 par value;
    25,000,000 shares authorized,
    23,081,980 shares issued and
    outstanding                                                    23,082
  Additional paid in capital                                    2,424,600
  (Deficit) accumulated during development
    stage                                                      (8,492,411)
                                                              -----------
    Total stockholders' (deficit)                              (6,044,729)

                                                              $   537,415
                                                              ===========

            See the accompanying notes to the financial statements.


                        Cross Atlantic Commodities, Inc.
                          (A Development Stage Company)
                            Statements of Operations
               For the Three Months Ended March 31, 2007 and 2006,
               and for the Period From March 12, 1998 (Inception)
                          to March 31, 2007 (Unaudited)

                                             From March
                                              12, 1998
                                           (Inception) to       For the Three Months
                                              March 31,               March 31,
                                                2007            2007            2006
                                            ------------    ------------    ------------
Revenue                                     $    571,604    $       --      $     34,500
Cost of goods sold                               563,117            --            38,463
                                            ------------    ------------    ------------
  Gross income                                     8,487            --            (3,963)
                                            ------------    ------------    ------------
Expenses:
General and administrative expenses            2,983,982         313,481          38,932
Purchased research and development                11,690            --              --
                                            ------------    ------------    ------------
                                               2,995,672         313,481          38,932
                                            ------------    ------------    ------------
  Net (loss) before other income
    and expenses                              (2,987,185)       (313,481)        (42,895)

Other income and expenses
  Derivative expense                          (5,465,498)     (2,841,520)           --
  Interest income                                    387            --              --
  Interest expense                               (40,115)        (26,382)           --
                                            ------------    ------------    ------------
                                              (5,505,226)     (2,867,902)           --
                                            ------------    ------------    ------------

  Net loss                                  $ (8,492,411)   $ (3,181,383)   $    (42,895)
                                            ============    ============    ============
(Loss) per common share - Basic and fully
  diluted                                                   $      (0.14)   $      (0.00)
                                                            ============    ============
Weighted average number of shares
  outstanding - Basic and fully diluted                       23,081,980      20,549,200
                                                            ============    ============

            See the accompanying notes to the financial statements.


                        Cross Atlantic Commodities, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
               For the Six Months Ended March 31, 2007 and 2006,
               and for the Period From March 12, 1998 (Inception)
                         to March 31, 2007 (Unaudited)


                                             From March
                                              12, 1998
                                           (Inception) to
                                              March 31,
                                                2007           2007          2006
                                            ------------    ----------    ----------
Cash flows from operating activities:
Net cash (used in) operating activities     $   (497,352)   $ (269,004)   $  (23,058)
                                            ------------    ----------    ----------
Cash flows from investing activities:
  Restricted cash                                   (800)         --             150
  Purchase of furniture and equipment             (4,789)       (1,759)         --
                                            ------------    ----------    ----------
Net cash provided by (used in) investing
  activities                                      (5,589)       (1,759)          150
                                            ------------    ----------    ----------
Cash flows from financing activities:
  Proceeds from issuance of common stock         222,100          --            --
  Proceeds from sale of debentures               550,000          --            --
  Increase in shareholder loan                   227,435        17,000        14,525
                                            ------------    ----------    ----------
Net cash provided by financing activities        999,535        17,000        14,525
                                            ------------    ----------    ----------
Net increase (decrease) in cash                  496,594      (253,763)       (8,383)
Cash - January 1                                    --         750,357        64,189
                                            ------------    ----------    ----------
Cash - March 31                             $    496,594    $  496,594    $   55,806
                                            ============    ==========    ==========

Supplemental cash flow information:
 Cash paid during the period for:
    Interest                                $     11,144    $     --      $     --
                                            ============    ==========    ==========
    Income taxes                            $       --      $     --      $     --
                                            ============    ==========    ==========
Purchase of inventory with shareholder
  loan                                      $     51,090    $     --      $     --
                                            ============    ==========    ==========

            See the accompanying notes to the financial statements.

                        CROSS ATLANTIC COMMODITIES, INC.
                          (A Development Stage Company)
               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2007

(1)  Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2006, and for the years ended December 31, 2006 and 2005, and the period from inception (March 12, 1998) to December 31, 2006.

(2)  Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive commons stock equivalents are not considered in the computation.

(3)  Inventory

Inventory is stated at the lower of cost, determined on a first in, first out basis, or market value. Inventory consists principally of finished goods and packaging materials.

(4)  Loans Payable - Related Parties

During the three months ended March 31, 2007 advances aggregating $17,000 were made by the officers of the Company for working capital purposes. The advances are due on demand and have no stated interest rate. In addition the Company accrued $60,000 in services provided by its officers. The balance due aggregated $227,435 at March 31, 2007.

(5)  Commitments, Concentrations and Contingencies

During the periods covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, if such exemptions were found not to apply, this could have a material impact on the Company's financial position and results of operations.

(6)  Basis of Reporting

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced a significant loss from operations from inception aggregating $8,492,411. In addition, the Company has no significant revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to expand its revenue base by adding new customers and increasing its advertising. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(7)   SECURED CONVERTIBLE NOTES

On December 27, 2006, the Company entered into a Securities Purchase Agreement with four accredited investors ("Note Holders") for the sale of an aggregate of $1,000,000 of Callable Secured Convertible Notes (the "Convertible Notes") and warrants to purchase up to 15,000,000 shares of its common stock (the "Warrants"). The Company has granted the Note Holders a security interest in substantially all of the Company's assets.

The Company also entered into a Registration Rights Agreement with the Note Holders under which it is required to file, by January 26, 2007, a registration statement to register for resale the shares of common stock issuable on conversion of the notes and exercise of the warrants. The registration statement was filed on February 1, 2007 and is required to be effective by April 26, 2007. Because the registration statement was not effective by that date, the Company began to incur penalties of 2% per month of the outstanding principal amount of the Convertible Notes. The Company accrues any penalties incurred to date, together with an estimate of the penalties that may be incurred in the future, based on the Company's expectation of when the registration statement will be effective and when the shares obtained can be freely sold without registration under Rule 144.

The proceeds related to $600,000 of the Convertible Notes were received on December 27, 2006 and the balance of the Convertible Notes will be issued and related proceeds received when the registration statement becomes effective.

The Convertible Notes bear interest at 8% per annum and have a maturity date of three years from the date of issuance. No interest is payable for any month in which the trading price of our common stock is greater than $0.40 for each trading day during the month. The Company is not required to make any principal payments during the term of the Convertible Notes.

The Convertible Notes are convertible at any time into shares of the Company's common stock at the Note Holders' option, at a conversion price of 50% of the average of the three lowest intra-day trading prices for the common stock as quoted on the Over-the-Counter Bulletin Board for the 20 trading days preceding the conversion date.

Upon the occurrence of an event of default, as defined in the Convertible Notes, the Note Holders may demand repayment at an amount equal to the greater of (i) the then outstanding principal amount of the Convertible Notes, together with unpaid interest and any outstanding registration penalties (collectively, the "Default Sum") times 140% or (ii) the "parity value" of the Default Sum, where parity value means (a) the highest number of shares of common stock issuable upon conversion of such Default Sum, treating the Trading Day immediately preceding the prepayment date as the "conversion date" for purposes of determining the lowest applicable conversion price, multiplied by (b) the highest closing price for the common stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the prepayment date.

The Company has the right to prepay the Convertible Notes so long as (i) no Event of Default has occurred and is continuing, (ii) the Company has a sufficient number of authorized shares of common stock reserved for issuance upon full conversion of the Notes, and (iii) the common stock is trading at or below $0.50 per share. The Company is required to give the Note Holders not less than three trading days prior written notice. The Company may prepay the Convertible Notes at an amount equal to the Default Sum multiplied by either (i) 120% if prepayment occurs within 30 days of issuance of the Convertible Notes,
(ii) 130% if prepayment occurs between 31 and 60 days of issuance, or (iii) 140% if prepayment occurs more than 60 days after issuance. When the requirements to exercise its right to prepay the Convertible Notes are met, the Company's right to prepay the Convertible Notes at a premium may effectively limit its liability related to any associated embedded derivative instruments that have been bifurcated and accounted for separately and such limitation is recognized in valuing those instruments.

If the average daily price of the common stock for each day of a month is below $0.32 (the volume weighted average price of the common stock for the five trading days immediately preceding issuance of the Convertible Notes), the Company may, at its option, prepay a portion of the outstanding principal amount of the Convertible Notes equal to 104% of the principal amount divided by 36, plus one month's interest.

The 15,000,000 warrants issued on December 27, 2006 are exercisable for a period of seven years from the date of issuance at an exercise price of $0.30 per share. In addition, the Company issued to its placement agent, 157,143 common stock warrants exercisable for a period of seven years from the date of issuance at an exercise price of $0.30 per share

The conversion price of the Convertible Notes and the exercise price of the warrants will be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Note Holders' position.

Because the number of shares that may be required to be issued on conversion of the Convertible Notes is indeterminate, the embedded conversion option of the Convertible Notes and the Warrants are accounted for as derivative instrument liabilities in accordance with EITF Issue 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Common Stock" (EITF 00-19). Accordingly, the initial fair values of the embedded conversion option and the Warrants were recorded as derivative instrument liabilities. The Company is required to re-measure the fair value of these derivative instrument liabilities at each reporting period. The discount from the face amount of the Convertible Notes represented by the value initially assigned to the Warrants and bifurcated derivative instruments is being amortized over the period to the due date of the Convertible Notes, using the effective interest method. Because the initial fair value of the Warrants and bifurcated derivative instruments exceeded the proceeds received, the Company recognized an initial charge to income for the difference.

A summary of the 8% Callable Secured Convertible Notes at March 31, 2007, is as follows:

                                                                    Carrying
                                                                     Value -
                                         Principal    Unamortized   March 31,
Issue Date    Due Date    Face Amount   Outstanding     Discount       2007
----------   ----------   -----------   -----------   -----------   ---------

12-27-2006   12-27-2009   $  600,000     $600,000      $599,081     $   1,919
                                                                    =========

(8)    Warrants Issued For Consulting Services

On October 25, 2006, the Company entered into a consulting agreement with Goldbridge Consulting, under which Goldbridge will provide the Company with consulting, advisory and support services related to acquisition and strategic planning, Sarbanes Oxley and SEC compliance, capital expenditures, capital acquisition, public disclosure, business development, marketing, product development, development strategies, market positioning and general corporate and organizational matters.

The agreement is on a month-to-month basis and may be terminated by either party on 30 days notice. As compensation for its services under the agreement, the Company issued to Goldbridge 500,000 shares of common stock and three common stock warrants, each for the purchase of 1,000,000 shares of common stock, at an exercise price of $0.10, $0.15 and $0.20, respectively. The warrants expire on May 31, 2007. On November 13, 2006, the Company received cash proceeds of $100,000 on exercise of the warrant for 1,000,000 shares at an exercise price of $0.10 per share. The remaining warrants originally expired on February 25, 2007 but the Company has agreed to extend the expiration date to May 31, 2007.

The common shares and warrants were valued at the time they were issued at $1,482,727 and the Company recognized that amount as compensation expense in the quarter ended December 31, 2006. As a result of the issuance of the Convertible Notes on December 27, 2006, the 2,000,000 warrants outstanding at that date were re-classified, at their fair value on that date, from shareholders' equity to a derivative instrument liability.

(9)  Derivative financial instrument liabilities

The Company is required to re-measure the fair value of its derivative instrument liabilities at each reporting period. For option-based derivative instruments, the Company estimates fair value using the Cox- Ross-Rubinstein binomial option valuation model, based on the market price of the common stock on the valuation date, an expected dividend yield of 0%, risk-free interest rates at March 31, 2007 ranging from 4.54% to 5.25%, based on constant maturity rates published by the U.S. Federal Reserve applicable to the remaining term of the instruments, and an expected life equal to the remaining term of the instruments. The expected volatility of our common stock over the remaining life of the derivative instrument liabilities is based on a review of historical volatility of our common stock and has been estimated at 25%.

At March 31, 2007, the following derivative liabilities related to common stock Warrants and embedded derivative instruments were outstanding:

                                        Exercise
                                         Price        Value -        Value -
Issue Date   Expiry Date    Warrants    Per Share   Issue Date   March 31, 2007
-------------------------------------------------------------------------------
12-27-2006    12-27-2013   15,000,000     $0.30     $1,985,385     $4,317,838
12-27-2006    12-27-2013      157,143     $0.30         20,799         45,235
10-25-2006    02-25-2007    1,000,000     $0.15        402,576        291,310
10-25-2006    02-25-2007    1,000,000     $0.20        353,434        241,748
                                                                   ----------
Fair value of freestanding derivative instrument
  liabilities for warrants                                         $4,896,131
                                                                   ----------

                                  Face Amount -
                                  Convertible         Value -        Value -
Issue Date   Expiry Date             Notes          Issue Date   March 31, 2007
-------------------------------------------------------------------------------
12-27-2006   12-27-2009             $600,000        $  720,000     $1,412,153
                                                                   ----------
Fair value of bifurcated embedded derivative
  instrument liabilities associated with the
  Convertible Notes                                                $1,412,153
                                                                   ----------
Total derivative financial instruments                             $6,308,284
                                                                   ==========

                              FINANCIAL STATEMENTS


                        Cross Atlantic Commodities, Inc.
                                Table of Contents

                                                                            Page
                                                                            ----

Report of Independent Auditors                                              F-12

Balance Sheet                                                               F-13

Statements of Operations                                                    F-14

Statements of Stockholders' Equity                                          F-15

Statements of Cash Flows                                                    F-16

Notes to Financial Statements                                               F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stockholders and Board of Directors
Cross Atlantic Commodities, Inc.
(formerly Business Advantage No., 17, Inc.)

We have audited the accompanying balance sheet of Cross Atlantic Commodities, Inc. (A Development Stage Company) as of December 31, 2006, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended December 31, 2006 and 2005, and the period from inception (March 12, 1998) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Atlantic Commodities, Inc. (A Development Stage Company) as of December 31, 2006, and results of its operations and its cash flows for the years ended December 31, 2006 and 2005, and the period from inception (March 12, 1998) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Stark Winter Schenkein & Co., LLP
Certified Public Accountants

Denver, Colorado
April 17, 2007

                        Cross Atlantic Commodities, Inc.
                    (Formerly Business Advantage No.17, Inc.)
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2006



ASSETS

Current Assets:
   Cash                                                    $   750,357
   Cash - restricted                                               800
   Prepaid expenses                                              5,000
   Inventory                                                    13,587
                                                           -----------
      Total current assets                                     769,744

Equipment, net                                                   3,030
                                                           -----------

                                                           $   772,774
                                                           ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

   Current Liabilities:
   Accounts payable and accrued expenses                   $   132,778
   Loans payable - stockholders                                210,435
                                                           -----------
      Total current liabilities                                343,213
                                                           -----------

Non-current Liabilities
   Debentures payable, net of unamortized discount               1,144
   Derivative liability                                      3,466,763
                                                           -----------
      Total non-current liabilities                          3,467,907
                                                           -----------

Stockholders' (deficit):
   Common stock, $0.001 par value; 25,000,000 shares
    authorized, 22,582,340 shares issued and outstanding        22,582
   Additional paid in capital                                2,250,100
   (Deficit) accumulated during development stage           (5,311,028)
                                                           -----------
                                                            (3,038,346)
                                                           -----------

                                                           $   772,774
                                                           ===========

                 See accompanying notes to financial statements.




                        Cross Atlantic Commodities, Inc.
                    (Formerly Business Advantage No.17, Inc.)
                          (A Development Stage Company)
                            Statements of Operations
       For the Years Ended December 31, 2006 and 2005, and for the Period
              From March 12, 1998 (Inception) to December 31, 2006



                                                      From
                                                 March 12, 1998
                                                 (Inception) to     For the Year Ended December 31,
                                                  December 31,     --------------------------------
                                                      2006              2006              2005
                                                 --------------    --------------    --------------
Revenue                                          $      571,604    $      342,485    $      229,119
Cost of goods sold                                      562,002           352,112           209,890
                                                 --------------    --------------    --------------
   Gross income (loss)                                    9,602            (9,627)           19,229
                                                 --------------    --------------    --------------

Expenses:
General and administrative expenses                   2,674,356         2,296,717           361,944
Purchased research and development                        8,950              --                --
                                                 --------------    --------------    --------------
                                                      2,683,306         2,296,717           361,944
                                                 --------------    --------------    --------------

   Net (loss) before other income and expenses       (2,673,704)       (2,306,344)         (342,715)
                                                 --------------    --------------    --------------

Other income and expenses:
   Derivative expense                                (2,623,978)       (2,623,978)             --
   Interest income                                          387              --                 387
   Interest expense                                     (13,733)           (3,733)          (10,000)
                                                 --------------    --------------    --------------
                                                     (2,637,324)       (2,627,711)           (9,613)
                                                 --------------    --------------    --------------

Net (loss)                                       $   (5,311,028)   $   (4,934,055)   $     (352,328)
                                                 ==============    ==============    ==============

(Loss) per common share - Basic and fully
 diluted                                                           $        (0.24)   $        (0.02)
                                                                   ==============    ==============

Weighted average number of shares
 outstanding - Basic and fully diluted                                 20,907,494        20,462,494
                                                                   ==============    ==============



                 See accompanying notes to financial statements.



                        Cross Atlantic Commodities, Inc.
                    (Formerly Business Advantage No.17, Inc.)
                          (A Development Stage Company)
                      Statement of Stockholders' (Deficit)
       For the Period from March 12, 1998 (Inception) to December 31, 2006

                                                                                          Accumulated
                                                                                           (Deficit)
                                                      Common Stock          Additional       During          Total
                                               -------------------------     Paid in      Development    Stockholders'
                                                  Shares        Amount       Capital         Stage          Deficit
                                               -----------   -----------   -----------    -----------    -------------
March 19, 1998 - Issuance of common
 stock for services at $.001 per share           2,000,000   $     2,000   $       740           --             2,740
Contributed services                                  --            --             500           --               500
Net loss                                              --            --            --           (3,240)         (3,240)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 1998                        2,000,000         2,000         1,240         (3,240)           --

Contributed services                                  --            --             500           --               500
Net (loss)                                            --            --            --             (500)           (500)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 1999                        2,000,000         2,000         1,740         (3,740)           --

Contributed services                                  --            --             500           --               500
Net (loss)                                            --            --            --             (500)           (500)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 2000                        2,000,000         2,000         2,240         (4,240)           --

Contributed services                                  --            --             500           --               500
Net (loss)                                            --            --            --             (500)           (500)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 2001                        2,000,000         2,000         2,740         (4,740)           --

Contributed services                                  --            --             500           --               500
Net (loss)                                            --            --            --             (500)           (500)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 2002                        2,000,000         2,000         3,240         (5,240)           --

Contributed services                                  --            --             500           --               500
Net (loss)                                            --            --            --             (500)           (500)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 2003                        2,000,000         2,000         3,740         (5,740)           --

Shares issued for purchased research and
 development at 0.001 per share                  8,950,000         8,950          --             --             8,950
Shares issued for services at $0.001 per
 share                                           9,450,000         9,450          --             --             9,450
Contributed services                                  --            --             500           --               500
Net (loss)                                            --            --            --          (18,905)        (18,905)
                                               -----------   -----------   -----------    -----------    ------------
Balance December 31, 2004                       20,400,000        20,400         4,240        (24,645)             (5)

Contributed services                                  --            --           6,000           --             6,000
Issuance of common stock for cash
 at $2.50 per share                                 49,200            49       122,051           --           122,100
Issuance of common stock for services
 at $2.50 per share                                100,000           100       249,900           --           250,000
Net (loss)                                            --            --            --         (352,328)       (352,328)
                                               -----------   -----------   -----------    -----------    ------------
Balance - December 31, 2005                     20,549,200        20,549       382,191       (376,973)         25,767

Contributed services                                  --            --          60,000           --            60,000
Issuance of common stock for services
 at $0.10 per share                                250,000           250        24,750           --            25,000
Issuance of common stock for services
 at $0.56 per share                                250,000           250       139,750           --           140,000
Issuance of common stock for cash
 at $0.10 per share for option exercise          1,000,000         1,000        99,000           --           100,000
Issuance of common stock for services
 at $0.66 per share                                500,000           500       329,500           --           330,000
Issuance of common stock for services
 at $0.75 per share                                 33,140            33        24,967           --            25,000
Issuance of warrants                                  --            --       1,482,727           --         1,482,727
Warrants transferred to derivative liability          --            --        (292,785)          --          (292,785)
Net (loss)                                            --            --            --       (4,934,055)     (4,934,055)
                                               -----------   -----------   -----------    -----------    ------------
Balance - December 31, 2006                     22,582,340   $    22,582   $ 2,250,100    $(5,311,028)   $ (3,038,346)
                                               ===========   ===========   ===========    ===========    ============

                 See accompanying notes to financial statements.



                        Cross Atlantic Commodities, Inc.
                    (Formerly Business Advantage No.17, Inc.)
                          (A Development Stage Company)
                            Statements of Cash Flows
       For the Years Ended December 31, 2006 and 2005, and for the Period
              From March 12, 1998 (Inception) to December 31, 2006


                                                                From
                                                           March 12, 1998
                                                           (Inception) to
                                                            December 31,
                                                                2006             2006            2005
                                                           --------------    ------------    ------------
Cash flows from operating activities:
   Net (loss)                                              $   (5,311,028)   $ (4,934,055)   $   (352,328)
   Adjustments to reconcile net (loss) to net cash used
    by operating activities:
      Derivative expense                                        2,623,978       2,623,978            --
      Warrant based consulting expense                          1,482,727       1,482,727            --
      Stock issued for services and contributed services          860,640         580,000         256,000
      Prepaid expenses                                             (5,000)         (5,000)           --
      Inventory                                                   (13,587)         21,876          15,627
      Accounts payable and accrued expenses                       132,778         132,778            --
      Debentures payable                                            1,144           1,144            --
                                                           --------------    ------------    ------------
Net cash (used by) operating activities                          (228,348)        (96,552)        (80,701)
                                                           --------------    ------------    ------------

Cash flows from investing activities:
   Restricted cash                                                   (800)         49,350         (50,150)
   Purchase of equipment                                           (3,030)         (3,030)           --
                                                           --------------    ------------    ------------
Net cash provided by (used by) investing activities                (3,830)         46,320         (50,150)
                                                           --------------    ------------    ------------

Cash flows from financing activities:
   Proceeds from issuance of common stock                         222,100         100,000         122,100
   Proceeds from sale of debentures                               550,000         550,000            --
   Increase in shareholders' loans                                210,435          86,400          72,845
                                                           --------------    ------------    ------------
Net cash provided by financing activities                         982,535         736,400         194,945
                                                           --------------    ------------    ------------

Net increase in cash                                              750,357         686,168          64,094
Cash at beginning of period                                          --            64,189              95
                                                           --------------    ------------    ------------
Cash at end of period                                      $      750,357    $    750,357    $     64,189
                                                           ==============    ============    ============

Supplemental cash flow information:
   Cash paid during the period for:
      Interest                                             $       10,000    $       --      $     10,000
                                                           ==============    ============    ============
      Income taxes                                         $         --      $       --      $       --
                                                           ==============    ============    ============

Non-cash financing and investing:
   Warrants transferred to derivative liability            $      292,785    $    292,785    $       --
                                                           ==============    ============    ============


                 See accompanying notes to financial statements.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on March 12, 1998 in the State of Nevada as Business Advantage No. 17, Inc., and is in the development stage. On October 22, 2004, the Company changed its name to Cross Atlantic Commodities, Inc. The Company intends to market coffee and related products. The Company has chosen December 31, as a year-end and has had no significant activity from inception to December 31, 2004. Prior to the change of control in October 2004, Cross Atlantic was a blank check company with no operations. Since October 2004 new management has been seeking financing and developing strategic alliances with coffee brokers, suppliers, etc. The coffee purchases and sales made during 2005 were a test leading up to the point of the Company's first contract with Victoria Coffees in October 2005.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Inventory

Inventory is stated at the lower of cost, determined on the first-in, first-out method, or net realizable market value. Inventory at December 31, 2006, consisted of purchased coffee beans.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable accrued expenses, notes payable and loans payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values. The carrying value of the Company's long-term debt approximated its fair value based on the current market conditions for similar debt instruments.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Derivatives and Hedging

The Company accounts for derivatives in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires the recognition of derivatives in the balance sheet and the measurement of these instruments at fair value. Changes in the fair value of derivatives are recorded as a component of Cost of Sales unless the normal purchase or sale exception applies or hedge accounting is elected.

The Company enters into derivative instruments including future contracts and purchased options to fix prices for inventory requirements. The Company has designated, documented and assessed for hedge relationships, which mostly resulted in cash flow hedges that require the Company to record the derivative assets and liabilities at their fair value on the balance sheet with an offset in other comprehensive income. Amounts are removed from other comprehensive income as the underlying transactions occur and realized gains or losses are recorded. The Company has included in its cost of sales an aggregate of $7,625 of gains on completed contracts related to its hedging activities and has recorded an aggregate of $0 of unrealized gains or losses for the year ended December 31, 2005, as comprehensive income. At December 31, 2006 and 2005, the Commodities trading account-futures and options contracts amounted to $800 and $51,150 of restricted cash, respectively.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement were effective for the Company beginning with its fiscal year ended December 31, 2006.

Property and Equipment

Equipment is stated at cost. Major renewals and betterments are capitalized while maintenance and repairs, which do not extend the lives of the respective assets, are expensed when incurred. Depreciation is computed over the estimated useful lives of the assets using the straight line method of accounting.

The useful lives of the equipment, which consisted of tools and dyes, were 5 years.

The cost and accumulated depreciation for equipment sold, retired, or otherwise disposed of are relieved from the accounts, and any resulting gains or losses are reflected in income.

There was no depreciation expense during the years ended December 31, 2006 and 2005.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Derivative Financial Instruments

We review the terms of convertible debt and equity instruments we issue to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. In connection with the sale of convertible debt and equity instruments, we may also issue freestanding options or warrants. We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

When the ability to physical or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Certain instruments, including convertible debt and equity instruments and the freestanding options and warrants issued in connection with those convertible instruments, may be subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date. These potential cash penalties are accounted for in accordance with SFAS 5.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Cox-Ross-Rubinstein binomial option pricing model to value the derivative instruments. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, usually using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recent Pronouncements

In August 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for the Company and for all accounting changes and correction of errors made starting January 1, 2006.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


SFAS 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" This Statement, issued in February 2006, amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:
     a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

     b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

     c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

     d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for the Company for all financial instruments acquired or issued starting January 1, 2007.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140"

This Statement, issued in March 2006, amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

      5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of January 1, 2007. The adoption of this statement is not expected to have a material impact on our financial statements.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company's financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the Company's fiscal year ending December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company's fiscal year ending December 31, 2009. The Company does not expect that it will have a material impact on its financial statements.

In September 2006, the United States Securities and Exchange Commission ("SEC") SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's balance sheet and statement of operations financial statements and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company is currently evaluating the impact, if any, that SAB 108 may have on the Company's results of operations or financial position.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Interpretation is effective for fiscal years beginning after December 15, 2006 and the Company is currently evaluating the impact, if any, that FASB No. 48 may have on the Company's results of operations or financial position.


Note 2. STOCKHOLDERS' (DEFICIT)

At inception, the Company issued 2,000,000 shares of its common stock for costs and services related to its organization aggregating $2,740, which approximates the fair market value of the costs and services provided. Accordingly, the Company has recorded a charge to operations of $2,740 during the period ended December 31, 1998.

During the years ended December 31, 2004 and 2005, and the period from inception (March 12, 1998) to December 31, 2005, certain affiliates contributed $500, $6,000 and $9,500 in services to the capital of the Company. The services were valued at their fair market value.

During October 2004, the Company issued 9,450,000 shares of common stock to individuals for services provided. These shares were valued at their fair market value of $9,450 and the value was charged to operations during the year ended December 31, 2004.

During October 2004 the Company entered into an agreement with an individual to acquire certain intangible property in exchange for the issuance of 8,950,000 shares of common stock. The shares were valued at their fair market value of $8,950 and the value was charged to operations as purchased research and development as the utilization of the intangibles by the Company was undeterminable at December 31, 2004.

During August 2005 the Company issued 49,200 shares of common stock for cash aggregating $122,100 or $2.48 per share.

During August 2005 the Company issued 100,000 shares of common stock for services. The shares were valued at their fair value of $2.50 and an aggregate of $250,000 was charged to operations.

The Company has filed a Form SB-2 registration statement with the Securities and Exchange Commission whereby it will attempt to register shares of common shares to be sold by certain selling shareholders and 2,000,000 shares of common stock to be offered to third parties. The Company will receive no cash proceeds from the sale of shares by the selling shareholders but is paying the costs related to the proposed offering. These costs will be charged to the operations of the Company should the Company not be successful in selling any of the shares offered to third parties and against the proceeds of the amount received should the sale to third parties be successful. This registration statement was withdrawn in March 2006.

During 2006 the Company issued 1,033,140 shares of common stock to individuals for services provided. These shares were valued at their fair market value of $520,000 and the value was charged to operations during the year ended December 31, 2006.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


During 2006 a shareholder of the Company contributed services with a fair value of $60,000 to the Company.

During 2006 the Company issued 1,000,000 shares of common stock pursuant to the exercise of 1,000,000 options for cash aggregating $100,000.

Note 3. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


         Income tax provision at
         the federal statutory rate          34 %
         Effect of operating losses         (34)%
                                            ---
                                              - %
                                            ===

As of December 31, 2006, the Company has a net operating loss carryforward of approximately $310,000. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2026. The deferred tax asset of approximately $105,000 relating to the operating loss carryforward has been fully reserved at December 31, 2006, and the change in the valuation reserve was $84,000 during the year ended December 31, 2006.The principal difference between the operating loss for income tax purposes and reporting purposes results from the contribution of services by affiliates, the issuance of common shares, options and warrants for services, and purchased research and development, derivative expense.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2006, the Company incurred a net loss of $5,311,028 and has only generated limited revenue.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Note 5. LOAN PAYABLE - STOCKHOLDERS

During December 2004 an officer advanced the Company $100 in cash to open its bank account and during November 2004 this officer paid the invoice for the inventory aggregating $51,090. The advances are due on demand and are non-interest bearing.

During 2006 and 2005 an officer advanced an additional $86,400 and $72,845 for working capital net of repayments.

These advances are due on demand and do not bear interest. To date any interest accrual would not have a material effect on the financial statements.

Note 6. COMMITMENTS

Durigon Gelato Contract.

On December 8, 2006, Cross Atlantic finalized and entered into an exclusive distribution agreement contract with Durigon Gelato GmbH, Germany. Mr. Werner Durigon, the C.E.O. of Durigon, and Mr. Michael Enemaerke signed the agreement.

Pursuant to the contract, Cross Atlantic shall buy per purchase order and Durigon Gelato shall deliver a minimum of 10 containers of Ice Cream with approximately 3200 cases of ice cream in each container during the first year of the agreement and during each subsequent year for 5 years. Cross Atlantic may under this contract opt to buy substantially larger quantities.

The price for the quantity to be purchased and sold is fixed for one year and will be negotiated in good faith every year in October for the following year. Payments shall be made by documentary letter of credit.

Cross Atlantic has the exclusive right to purchase all of the ice cream that Durigon has available to sell for distribution in America.

Victoria Coffees Commodities Contract

During August 2005, the Company entered into a commodities contract with Victoria Coffees Company (U) Limited ("Victoria") through December 31, 2015.

Pursuant to the contract, the Company shall purchase an aggregate of 110 containers of coffee through March 13, 2006 and an additional 214 containers through December 31, 2006. For each subsequent year of the agreement the Company has committed to purchase a minimum of 324 containers of coffee. As of the date of these financial statements the Company is in violation of this commitment and Victoria has not notified the Company of any actions to be taken with regard to this default.

The price for the quantity to be purchased and sold is fixed at the Coffee, Sugar, Cocoa Exchange coffee future price minus a discount of $.14 per pound free on board a vessel (Mombassa) for the first two years under this agreement. Cross Atlantic shall be surcharged for inland freight from Kampala to Mombassa in an amount to be agreed upon between Cross Atlantic and Victoria Coffees as specified in each purchase order. Payments shall be made by documentary letter of credit.

Cross Atlantic has the exclusive right to purchase all of the coffee that Victoria Coffees has available to sell for distribution in North America.

In accordance with the Uganda government's policy on exports, Cross Atlantic and Victoria Coffees have agreed to explore in good faith the purchase of roasted coffee after year 2 as part of a North American Joint Venture Value Added Coffee Distribution Program on terms and conditions acceptable to both parties.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Funding Agreement.

During September 2005, the Company entered into a strategic alliance with Martell Global Commodities LLC ("Martell") The Company and Martell have agreed to work together in the business of purchase and sale of certain commodities including but not limited to green coffee beans on a global basis.

Martell is in the business of financing commodities. Martell has agreed to furnish the letters of credit necessary to purchase the green coffee subject to Martell's approval of product and price.

The Company has also agreed to open a hedge account with Triland USA and agrees to make use of the futures market to try to secure funds furnished by Martell and has signed a hedge account control agreement and thereby allow Martell to control funds furnished by Martell.

The parties have agreed to an equal partnership with equal profit participation after Martell has been repaid of all funds committed. The Company has agreed to pay a priority return to Martell Global for funds committed however the anticipated profit participation will be a equal.

The Company and Martell will negotiate a stock option in good faith.

Concentrations

During 2006 all of the sales of the Company were made to a single customer.

During 2005 the Company made sales to 2 customers accounting for 81% and 18% of total sales.

Note 7  SECURED CONVERTIBLE NOTES

On December 27, 2006, the Company entered into a Securities Purchase Agreement with four accredited investors ("Note Holders") for the sale of an aggregate of $1,000,000 of Callable Secured Convertible Notes (the "Convertible Notes") and warrants to purchase up to 15,000,000 shares of its common stock (the "Warrants"). The Company has granted the Note Holders a security interest in substantially all of the Company's assets.

The Company also entered into a Registration Rights Agreement with the Note Holders under which it is required to file, by January 26, 2007, a registration statement to register for resale the shares of common stock issuable on conversion of the notes and exercise of the warrants. The registration statement was filed on February 1, 2007 and is required to be effective by April 26, 2007. In the event that the registration statement is not effective by that date, the Company will begin to incur penalties of 2% per month of the outstanding principal amount of the Convertible Notes. The Company accrues any penalties incurred to date, together with an estimate of the penalties that may be incurred in the future, based on the Company's expectation of when registration statement will be effective and when the shares obtained can be freely sold without registration under Rule 144.

The proceeds related to $600,000 of the Convertible Notes were received on December 27, 2006 and the balance of the Convertible Notes will be issued and related proceeds received when the registration statement becomes effective.

The Convertible Notes bear interest at 8% per annum and have a maturity date of three years from the date of issuance. No interest is payable for any month in which the trading price of our common stock is greater than $0.40 for each trading day during the month. The Company is not required to make any principal payments during the term of the Convertible Notes.

The Convertible Notes are convertible at any time into shares of the Company's common stock at the Note Holders' option, at a conversion price of 50% of the average of the three lowest intra-day trading prices for the common stock as quoted on the Over-the-Counter Bulletin Board for the 20 trading days preceding the conversion date. If the registration statement is effective on or before the required date, the conversion price will be increased to 60% of that average.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Upon the occurrence of an event of default, as defined in the Convertible Notes, the Note Holders may demand repayment at an amount equal to the greater of (i) the then outstanding principal amount of the Convertible Notes, together with unpaid interest and any outstanding registration penalties (collectively, the "Default Sum") times 140% or (ii) the "parity value" of the Default Sum, where parity value means (a) the highest number of shares of common stock issuable upon conversion of such Default Sum, treating the Trading Day immediately preceding the prepayment date as the "conversion date" for purposes of determining the lowest applicable conversion price, multiplied by (b) the highest closing price for the common stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the prepayment date.

The Company has the right to prepay the Convertible Notes so long as (i) no Event of Default has occurred and is continuing, (ii) the Company has a sufficient number of authorized shares of common stock reserved for issuance upon full conversion of the Notes, and (iii) the common stock is trading at or below $0.50 per share. The Company is required to give the Note Holders not less than three trading days prior written notice. The Company may prepay the Convertible Notes at an amount equal to the Default Sum multiplied by either (i) 120% if prepayment occurs within 30 days of issuance of the Convertible Notes,
(ii) 130% if prepayment occurs between 31 and 60 days of issuance, or (iii) 140% if prepayment occurs more than 60 days after issuance. When the requirements to exercise its right to prepay the Convertible Notes are met, the Company's right to prepay the Convertible Notes at a premium may effectively limit its liability related to any associated embedded derivative instruments that have been bifurcated and accounted for separately and such limitation is recognized in valuing those instruments.

If the average daily price of the common stock for each day of a month is below $0.32 (the volume weighted average price of the common stock for the five trading days immediately preceding issuance of the Convertible Notes), the Company may, at its option, prepay a portion of the outstanding principal amount of the Convertible Notes equal to 104% of the principal amount divided by 36, plus one month's interest.

The 15,000,000 warrants issued on December 27, 2006 are exercisable for a period of seven years from the date of issuance at an exercise price of $0.30 per share. In addition, the Company issued to its placement agent, 157,143 common stock warrants exercisable for a period of seven years from the date of issuance at an exercise price of $0.30 per share.

The conversion price of the Convertible Notes and the exercise price of the warrants will be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Note Holders' position.

Because the number of shares that may be required to be issued on conversion of the Convertible Notes is indeterminate, the embedded conversion option of the Convertible Notes and the Warrants are accounted for as derivative instrument liabilities in accordance with EITF Issue 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Common Stock" (EITF 00-19). Accordingly, the initial fair values of the embedded conversion option and the Warrants were recorded as derivative instrument liabilities. The Company is required to re-measure the fair value of these derivative instrument liabilities at each reporting period. The discount from the face amount of the Convertible Notes represented by the value initially assigned to the Warrants and bifurcated derivative instruments is being amortized over the period to the due date of the Convertible Notes, using the effective interest method. Because the initial fair value of the Warrants and bifurcated derivative instruments exceeded the proceeds received, the Company recognized an initial charge to income for the difference.

                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


A summary of the 8% Callable Secured Convertible Notes at December 31, 2006, is as follows:

                                                                Carrying Value -
                                       Principal   Unamortized    December 31,
Issue Date    Due Date   Face Amount  Outstanding    Discount         2006
----------   ----------  -----------  -----------  -----------  ----------------

12-27-2006   12-27-2009   $ 600,000    $ 600,000    $ 598,856       $ 1,144
                                                                 ===============


Note 8  WARRANTS ISSUED FOR CONSULTING SERVICES

On October 25, 2006, the Company entered into a consulting agreement with Goldbridge Consulting, under which Goldbridge will provide the Company with consulting, advisory and support services related to acquisition and strategic planning, Sarbanes Oxley and SEC compliance, capital expenditures, capital acquisition, public disclosure, business development, marketing, product development, development strategies, market positioning and general corporate and organizational matters.

The agreement is on a month-to-month basis and may be terminated by either party on 30 days notice. As compensation for its services under the agreement, the Company issued to Goldbridge 500,000 shares of common stock and three common stock warrants, each for the purchase of 1,000,000 shares of common stock, at an exercise price of $0.10, $0.15 and $0.20, respectively. The warrants expire on February 25, 2007. On November 13, 2006, the Company received cash proceeds of $100,000 on exercise of the warrant for 1,000,000 shares at an exercise price of $0.10 per share.

The common shares and warrants were valued at the time they were issued at $1,482,727 and the Company recognized that amount as compensation expense in the quarter ended December 31, 2006. As a result of the issuance of the Convertible Notes on December 27, 2006, the 2,000,000 warrants outstanding at that date were re-classified, at their fair value on that date, from shareholders' equity to a derivative instrument liability.

Note 9  DERIVATIVE FINANCIAL INSTRUMENT LIABILITIES

The Company is required to re-measure the fair value of its derivative instrument liabilities at each reporting period. For option-based derivative instruments, the Company estimates fair value using the Cox-Ross-Rubinstein binomial option valuation model, based on the market price of the common stock on the valuation date, an expected dividend yield of 0%, risk-free interest rates ranging from 4.64% to 5.14%, based on constant maturity rates published by the U.S. Federal Reserve applicable to the remaining term of the instruments, and an expected life equal to the remaining term of the instruments. The expected volatility of our common stock over the remaining life of the derivative instrument liabilities is based on a review of historical volatility of our common stock and has been estimated at 25%.



                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


At December 31, 2006, the following derivative liabilities related to common stock Warrants and embedded derivative instruments were outstanding:

                                             Exercise                       Value -
                                             Price Per       Value -      December 31,
Issue Date    Expiry Date     Warrants         Share       Issue Date         2006
----------    -----------    -----------    ----------    ------------    ------------
12-27-2006     12-27-2013    15,000,000        $0.30      $ 1,985,385     $  2,369,951

12-27-2006     12-27-2013       157,143        $0.30           20,799           24,828

10-25-2006     02-25-2007     1,000,000         0.15          402,576          201,119
10-25-2006     02-25-2007     1,000,000         0.20          353,434          151,492

                                                                          ------------
Fair value of freestanding derivative instrument liabilities for warrants $  2,747,390
                                                                          ------------

                                Face
                              Amount -                                      Value -
                             Convertible                     Value -      December 31,
Issue Date    Expiry Date       Notes                      Issue Date         2006
----------    -----------    -----------    ----------    ------------    ------------

12-27-2006    12-27-2009     $  600,000                   $    720,000    $    719,373
                                                                          ------------
Fair value of bifurcated embedded derivative instrument liabilities
associated with the Convertible Notes                                          719,373
                                                                          ------------

Total derivative financial instruments                                    $  3,466,763
                                                                          ============


                        Cross Atlantic Commodities, Inc.
                   (formerly Business Advantage No., 17, Inc.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2006


Note 10. SUBSEQUENT EVENTS

Subsequent to year end the Company entered into a one year leasing arrangement for office space that terminates in January 2008. The lease requires the Company to make minimum monthly lease payments of $795.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

For the fiscal years ended December 31, 2006 and 2005, we have had neither changes in nor disagreements with our current certified public accountants with respect to accounting practices or procedures or financial disclosure.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                                   PROSPECTUS


                        CROSS ATLANTIC COMMODITIES, INC.

              841,236 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
                     WITH THE CONVERSION OF PROMISSORY NOTES



You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if these directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

Our Certificate of Incorporation provides that, none of our directors shall be liable to us or our stockholders for damages for breach of fiduciary duty, unless such breach involves a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or involve unlawful payment of dividends or unlawful stock purchases or redemptions, or involves a transaction from which the director derived an improper personal benefit.

In addition, our by-laws provide that we shall indemnify our officers, directors and agents to the fullest extent permissible under Nevada law, and in conjunction therewith, to procure, at our expense, policies of insurance. In addition, our by-laws provide that our directors shall have no liability for monetary damages to the fullest extent permitted under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.   Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee    $    107.00
Transfer Agent Fees(1)                                 $
Accounting fees and expenses(1)                        $ 36,000.00
Legal fees and expenses(1)                             $ 50,000.00
                                                       -----------
Total (1)                                              $ 86,107.00

(1)   Estimated

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.   Recent Sales of Unregistered Securities.

On October 19, 2004, Dennis Jordan, a former officer and director of Cross Atlantic sold 289,000 common shares for $.001 per common share.

Jacquelyn Beaudoin                 44,100
Richard Bigley                     15,000
Edward Story                        5,000
Sylvia Brickner                   100,000
Laurence Morina                     4,000
Craig and Stacey Fichtman JT        2,500
Wayne Tullos                        3,000
Menny Gila                          2,000
Peter Grigore                       2,500
Arnold Kaufman                     15,000
Janice Linnert                      2,000
Salvatore & Carmella Lombardo JT   15,000
Jack Krauser                        8,000
Margaret McCullum                   2,500
Mark Iannuzzi                      15,000
John Mulroy                         2,500
David Nixon                         4,000
Max Raver                          10,000
Bruce Reingold                      8,000
Lloyd Rubin                         2,000
Nancy Spivack                       3,000
Heather Stewart                     1,000
Erin Stokes                         1,000
Gerald Bomstad                      1,000
Davin McAteer                      20,900

Such shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to the Asset Purchase Agreement dated October 14, 2004, Cross Atlantic issued 8,950,000 common shares for $8,950 to Michael Enemaerke for purchased research and development.

Such shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On October 17, 2004, Cross Atlantic issued 9,450,000 common shares for consulting and administrative services relating to commencing operations rendered valued at $.001 per common share.

Kim Beck-Nielsen                        8,950,000
Jesse Starkman                            100,000
Jens Nielsen                              400,000

Such shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 20, 2005, Cross Atlantic issued 100,000 common shares for no consideration to Paul Mugambwa-Sempa as a bonus for the commodities contract with Victoria Coffee, a company controlled by Mr. Mugambwa- Sempa.

Such shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On August 30, 2005, Cross Atlantic issued 49,200 common shares for cash of $123,000 or $2.50 to the following:

Martin Enemaerke                        1,360
Soren A. Olsen                          4,000
Steen Hartz Holding ApS                 6,560
Skovhavehoj Holding ApS                 6,560
Michael Olsen                           1,960
Tom Brisson                             1,960
Lauth Holding ApS                       6,560
Carsten Brisson                           480
Helle Diemer Kjeldgaard                 4,000
Michael Olsen                           2,620
Dan Pedersen                            3,280
Jesper Hvitved                          4,600
Jacob Nielsen                           1,320
Soren Hvitved                           3,940

Such shares were issued in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On December 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $1,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC ("collectively, the "Investors"). The initial funding of $600,000, of which we received net proceeds of $535,000, was completed on December 29, 2006 (the "Closing Date"). On the Closing Date, the following parties issued callable secured convertible notes as follows: AJW Capital Partners, LLC invested $52,200; AJW Offshore, Ltd. invested $358,800; AJW Qualified Partners, LLC invested $181,800; and New Millennium Capital Partners II, LLC invested $7,200.

Under the Securities Purchase Agreement, we will receive the principal amount of $400,000 when this SB-2 registration statement is declared effective. At all times, we will issue callable secured convertible notes for such amounts. The note is convertible into our common shares at the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on our recent financing, The Investors also received the following seven year warrants to purchase a total of 15,000,000 shares of our common stock, exercisable at $.30 per share: AJW Capital Partners, LLC - 1,305,000 warrants; AJW Offshore, Ltd. - 8,970,000 warrants; AJW Qualified Partners, LLC - 4,545,000 warrants; and New Millennium Capital Partners II, LLC - 180,000 warrants (the "Warrants"). The Warrants are not subject to registration rights.

Each Warrant entitles the holder to one share of our common stock and is exercisable for seven years from December 27, 2006.

Pursuant to the Structuring Agreement with Lionheart Associates, LLC/ DBA Fairhills Capital ("Lionheart"), we issued to them warrants representing the right to purchase up to 157,143 shares of our common stock at an exercise price of $.30 per share. These warrants also expire on December 27, 2014.

The convertible notes and the warrants (the "Securities") were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. No commissions were paid for the issuance of such Securities. The above issuance of Securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of such shares by us did not involve a public offering. The holders set forth above were each accredited investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of Securities offered. We did not undertake an offering in which we sold a high number of Securities to a high number of investors. In addition, the holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to receive a share certificate bearing a legend stating that such shares underlying the Securities are restricted pursuant to Rule 144 of the Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act for the above transaction.


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

Item 27.   Exhibits.

Exhibit
No.       Title of Document                                Location
-------   -----------------                                --------
3.1.1     Certificate of Incorporation                     Incorporated by reference to
                                                           Form SB-2, file number 333-1311294
                                                           filed on September 9, 2005

3.2       By-laws                                          Incorporated by reference to
                                                           Form SB-2, file number 333-1311294
                                                           filed on September 9, 2005

4.1       Securities Purchase Agreement dated              Incorporated by reference as
          December 27, 2006, by and among the              Exhibit 4.1 to Form 8-K
          Company and New Millennium Capital Partners      filed on January 5, 2007
          II, LLC, AJW Qualified Partners, LLC, AJW
          Offshore, Ltd. and AJW Partners, LLC

4.2       Form of Callable Convertible Secured Note        Incorporated by reference as
          by and among New Millennium Capital              Exhibit 4.2 to Form 8-K
          Partners II, LLC, AJW Qualified Partners,        filed on January 5, 2007
          LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.3       Form of Stock Purchase Warrant issued to         Incorporated by reference as
          New Millennium Capital Partners II, LLC,         Exhibit 4.3 to Form 8-K
          AJW Qualified Partners, LLC, AJW Offshore,       filed on January 5, 2007
          Ltd. and AJW Partners, LLC

4.4       Registration Rights Agreement dated December     Incorporated by reference as
          27, 2006 by and among New Millennium Capital     Exhibit 4.4 to Form 8-K
          Partners II, LLC, AJW Qualified Partners,        filed on January 5, 2007
          LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.5       Security Agreement dated December 27, 2006       Incorporated by reference as
          by and among the Company and New Millennium      Exhibit 4.5 to Form 8-K
          Capital Partners II, LLC, AJW Qualified          filed on January 5, 2007
          Partners, LLC, AJW Offshore, Ltd. and AJW
          Partners, LLC

4.6       Intellectual Property Security Agreement         Incorporated by reference as
          dated December 27, 2006 by and among the         Exhibit 4.6 to Form 8-K filed
          Company and New Millennium Capital Partners      on January 5, 2007
          II, LLC, AJW Qualified Partners, LLC, AJW
          Offshore, Ltd. and AJW Partners, LLC

5.1       Opinion of legality and consent of Anslow        Incorporated by reference to
          & Jaclin, LLP, dated January 31, 2007.           Form SB-2, file number 333-140377
                                                           filed on February 2, 2007

10.1      Asset Purchase Agreement dated October 2004      Incorporated by reference to
                                                           Form SB-2, file number 333-
                                                           1311294 filed on September 9,
                                                           2005



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


10.2      Commodities Contract with Victoria Coffees       Incorporated by reference to
          dated August 2, 2005                             Amendment 2 to Form SB-2, file
                                                           number 333-1311294 filed on
                                                           January 17, 2006

10.3      Lockup Agreements                                Incorporated by reference to
                                                           Amendment 2 to Form SB-2, file
                                                           number 333-1311294 filed on
                                                           January 17, 2006

10.4      Martell Strategic Alliance Agreement dated       Incorporated by reference to
          September 23, 2005                               Amendment 2 to Form SB-2, file
                                                           number 333-1311294 filed on
                                                           January 17, 2006

10.5      Triland Control Agreement dated September        Incorporated by reference to
          23, 2005                                         Amendment 2 to Form SB-2, file
                                                           number 333-1311294 filed on
                                                           January 17, 2006

10.6      Triland Customer Agreement                       Incorporated by reference to
                                                           Amendment 2 to Form SB-2, file
                                                           number 333-1311294 filed on
                                                           January 17, 2006

23.1      Consent of Stark Winter Schenkein & Co., LLP     Filed herewith


Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

(a)    Rule 415 Offering:
Undertaking pursuant to Item 512(a) of Regulation S-B

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

             (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

             (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

             (d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)    Request for Acceleration of Effective Date:
Undertaking pursuant to Item 512(e) of Regulation S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(c)    For Purposes of Determining Liability under the Securities Act:
Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Weston, State of Florida on July 13, 2007.


Cross Atlantic Commodities, Inc.


By: /s/ Michael Enemaerke
    ----------------------
    Michael Enemaerke
    President, Chief Executive Officer

Date:  July 13, 2007

                               POWER OF ATTORNEY

The undersigned directors and officers of Cross Atlantic Commodities, Inc. hereby constitute and appoint Michael Enemaerke with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                  Title                         Date
----                                  -----                         ----

/s/ Michael Enemaerke      President, Chief Executive         July 13, 2007
---------------------      Officer, Chairman
Michael Enemaerke

/s/ Kim Beck-Nielsen      Chief Financial Officer,            July 13, 2007
---------------------     Principal Accounting Officer,
Kim Beck-Nielsen          Director

/s/ Jesse Starkman        Secretary, Director                 July 13, 2007
---------------------
Jesse Starkman








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